EXHIBIT 4.1

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                                 TRUST INDENTURE


                           Dated as of March 31, 1990


                                     Between

                            RAMSAY HEALTH CARE, INC.
                      BOUNTIFUL PSYCHIATRIC HOSPITAL, INC.
                         CUMBERLAND MENTAL HEALTH, INC.
                 EAST CAROLINA PSYCHIATRIC SERVICES CORPORATION
                            HAVENWYCK HOSPITAL, INC.
                                       and
                  PSYCHIATRIC INSTITUTE OF WEST VIRGINIA, INC.

                                       and

                     THE CITIZENS AND SOUTHERN NATIONAL BANK

                                       and

                                 SUSAN L. ADAMS


                                                                     as Trustees

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                                TABLE OF CONTENTS


SECTION                                                                     PAGE


Parties...................................................................... 1

1.  INTERPRETATION OF AGREEMENT; DEFINITIONS................................  4

         1.1.       Definitions............................................. 19
         1.2.       Directly or Indirectly.................................. 19
         1.3.       Accounting Principles................................... 19

2.       THE NOTES.......................................................... 19

         2.1.       The Notes............................................... 20
         2.2.       Denominations; Execution of Notes:
                    Certificate of Authentication........................... 21
         2.3.       Authentication and Delivery............................. 21
         2.4.       Payment of the Notes.................................... 21
         2.5.       The Register............................................ 22
         2.6.       Transfer and Exchanges.................................. 22
         2.7.       New Notes............................................... 23
         2.8.       Cancellation of Notes................................... 24
         2.9.       Trustee as Agent........................................ 24
         2.10.      Ownership............................................... 25
         2.11.      Ranking of Notes of Each Class.......................... 25

3.       PARTICULAR COVENANTS OF THE OBLIGORS............................... 25

         3.1.       Warranty of Title....................................... 25
         3.2.       Payment of Principal, Premium and Interest.............. 25
         3.3.       Office for Notices...................................... 25
         3.4.       Note Agreement, Pledge Agreement and Mortgage
                    Covenants............................................... 26
         3.5.       Maintenance of Corporate Existence, Rights.............. 26
         3.6.       Maintenance of Lien; Recording.......................... 26
         3.7.       Further Assurances; After - Acquired
                    Property................................................ 27
         3.8.       Maintenance of Property................................. 28
         3.9.       Right of Trustee to Perform Covenants, Etc.............. 28
         3.10.      Obligors to Give Notice of Default...................... 29
         3.11.      Money for Note Payments to be Held in Trust;
                    Repayment of Unclaimed Money............................ 29
         3.12.      Maintenance of Insurance and Licenses................... 30
         3.13.      Taxes, Claims for Labor and Materials, Compliance
                    with Laws............................................... 31
         3.14.      Maintenance, etc........................................ 31
         3.15.      Nature of Business...................................... 32
         3.16.      Consolidated Tangible Net Worth......................... 32
         3.17.      Fixed Charge Coverage................................... 32

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SECTION                                                                     PAGE



         3.18.      Limitations on Indebtedness.............................. 32
         3.19.      Limitation on Liens...................................... 36
         3.20.      Dividends, Stock Purchases, Consolidated
                    Investments.............................................. 39
         3.21.      Mergers, Consolidations and Sales of Assets.............. 41
         3.22.      Guaranties............................................... 43
         3.23.      Repurchase of Notes...................................... 44
         3.24.      Transactions with Affiliates............................. 44
         3.25.      Investments.............................................. 44
         3.26.      Termination of Pension Plans............................. 46
         3.27.      Reports and Rights of Inspection......................... 46
         3.28.      Amendment and Modification of Credit Agreement
                    and Other Documents...................................... 49
         3.29.      Prepayment of Certain Subordinated Funded
                    Indebtedness............................................. 49
         3.30.      Environmental Evaluation and Remediation................. 50
         3.31.      Interest Rate Protection Agreements...................... 50

4.  POSSESSION, USE AND RELEASE OF PROPERTY.................................. 50

         4.1        Obligors' Right of Possession.............................50
         4.2.       Release of Mortgaged Property............................ 50

5.  PREPAYMENT OF LOANS...................................................... 51

         5.1.       Prepayments and Manner Thereof........................... 51
         5.2.       Mandatory Prepayment..................................... 51
         5.3.       Optional Prepayment in the Event of Casualty or
                    Condemnation............................................. 52
         5.4.       Optional Prepayment With Premium......................... 52
         5.5.       Prepayment on Change in Control.......................... 54
         5.6.       Notice of Prepayments.................................... 55
         5.7.       Allocation of Prepayments................................ 56

6.  REMEDIES OF THE TRUSTEES AND THE NOTEHOLDERS

         6.1.       Definition of Event of Default; Acceleration of
                    Maturity................................................. 56
         6.2.       Acceleration of Note Obligations......................... 59
         6.3.       Annulment of Acceleration of Note Obligations............ 61
         6.4.       Suits for Enforcement; Power of Sale..................... 61
         6.5.       Remedies Under Mortgages; Foreclosure and Sale of
                    Mortgaged Property....................................... 62
         6.6.       Adjournment of Sale...................................... 63
         6.7.       Trustees May Execute Conveyances and Deliver
                    Possession; Sale a Bar................................... 63
         6.8.       Receipt Sufficient Discharge for Purchaser............... 64
         6.9.       Sale to Accelerate Notes................................. 64

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SECTION                                                                     PAGE



         6.10.      Application of Proceeds of Sale.......................... 64
         6.11.      Purchase of Trust Estate................................. 65
         6.12.      Trustees Entitled to Appointment of Receiver............. 66
         6.13.      Trustees May Enforce Rights Without Notes................ 66
         6.14.      Notice of Event of Default; Waiver....................... 66
         6.15.      Limitation on Noteholders' Right to Sue.................. 67
         6.16.      Remedies Cumulative...................................... 68
         6.17.      Delay or Omission Not a Waiver........................... 68
         6.18.      Waiver of Extension, Appraisement, Stay Laws............. 68
         6.19.      Control of Remedies by Noteholders....................... 69
         6.20.      Trustees May File Proofs of Claims....................... 69
         6.21.      Remedies Subject to Provisions of Law.................... 70

 7.  CONCERNING THE TRUSTEES................................................ 70

         7.1.       Duties of Trustees...................................... 70
         7.2.       Trustees' Liability..................................... 71
         7.3.       No Responsibility of Trustees for Recitals.............. 73
         7.4.       Compensation and Expenses of Trustees;
                    Indemnification; Lien Therefor.......................... 73
         7.5.       Moneys Received by Trustees; Trust Funds -
                    Segregation............................................. 74
         7.6.       Trustee May Hold Notes.................................. 74
         7.7.       Action by Individual Trustee............................ 74
         7.8.       Resignation of Trustee.................................. 75
         7.9.       Removal of Trustee...................................... 75
         7.10.      Appointment of Successor Trustee........................ 75
         7.11.      Succession of Successor Trustee......................... 76
         7.12.      Eligibility of Trustee.................................. 76
         7.13.      Successor Trustee by Merger............................. 76
         7.14.      Resignation of Individual Trustee....................... 77
         7.15.      Removal of Individual Trustee........................... 77
         7.16.      Appointment of Successor to Individual Trustee.......... 77
         7.17.      Succession of Successor to Individual Trustee........... 78

 8.  SUPPLEMENTAL INDENTURE; WAIVERS........................................ 78

         8.1.       Supplemental Indentures Without Noteholders,
                    Consent................................................. 78
         8.2.       Waivers and Consent by Noteholders; Supplemental
                    Indentures With Noteholders' Consent.................... 79
         8.3.       Solicitation of Noteholders............................. 80
         8.4.       Opinion of Counsel Conclusive as to Supplemental
                    Indenture............................................... 81

 9.  ACTION BY NOTEHOLDER................................................... 81

         9.1.       Evidence of Action by Noteholders....................... 81

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SECTION                                                                     PAGE



         9.2.       Noteholders' Execution of Instruments; Proof of
                         Holdings........................................... 81

 10.  SUBORDINATION OF THE SUBORDINATED SECURED NOTES....................... 82

 11.  TERMINATION OF INDENTURE.............................................. 85

         11.1.      Termination of Indenture................................ 85
         11.2.      Trustee's Retention of Moneys Deposited for
                         Payment of Notes................................... 86

 12.  MISCELLANEOUS PROVISIONS.............................................. 86

         12.1.      Indenture for Benefit of Parties Hereto................. 86
         12.2.      Severability............................................ 86
         12.3.      Basis of Opinions of Counsel and Certificates........... 87
         12.4.      Addresses for Notices................................... 87
         12.5.      Successors and Assigns.................................. 88
         12.6.      Counterparts; Descriptive Headings...................... 88
         12.7.      Governing Law........................................... 89

Signatures...................................................................89

ATTACHMENTS TO TRUST INDENTURE:

         Exhibit A - Form of Senior Secured Note

         Exhibit B - Form of Subordinated Secured Note

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                                 TRUST INDENTURE



          TRUST INDENTURE dated as of March 31, 1990 (herein, as the same may be amended and supplemented from time to time, called the "Indenture") between RAMSAY HEALTH CARE, INC., a Delaware corporation (the "Company"), BOUNTIFUL PSYCHIATRIC HOSPITAL, INC., a Utah corporation ("Bountiful Psychiatric"), CUMBERLAND MENTAL HEALTH, INC., a North Carolina corporation ("Cumberland"),
EAST CAROLINA PSYCHIATRIC SERVICES CORPORATION, a North Carolina corporation ("East Carolina Psychiatric"), HAVENWYCK HOSPITAL, INC., a Michigan corporation ("Havenwyck"), MESA PSYCHIATRIC HOSPITAL, INC., an Arizona corporation ("Mesa
Psychiatric"), and PSYCHIATRIC INSTITUTE OF WEST VIRGINIA, INC., a Virginia corporation ("Psychiatric Institute"; together with the Company, Bountiful Psychiatric, Cumberland, East Carolina Psychiatric, Havenwyck and Mesa Psychiatric collectively being hereinafter referred to as the Obligors"), whose post office addresses are One Poydras Plaza, 639 Loyola Avenue, Suite 1400, New Orleans, Louisiana 70113, and The Citizens and Southern National Bank, a national banking association (the "Trustee"), whose post office address is 33 North Avenue, N.E., Suite 700, Atlanta, Georgia 30308, Attention: Corporate Trust Department and Susan L. Adams (the "Individual Trustee"), whose post office address is 33 North Avenue, N.E., Suite 700, Atlanta, Georgia 30308, as Trustees (the "Trustees").

          WHEREAS, the Obligors are authorized by law, and deem in necessary from time to time, to borrow money for their corporate purposes and to secure such borrowings, and the Obligors have the power and propose to issue their 11.6% Senior Secured Notes due March 31, 2000 in the aggregate principal amount of $56,500,000 (the "Senior Secured Notes") and their 15.6% Subordinated Secured Notes due March 31, 2000 in the aggregate principal amount of $3,000,000 (the "Subordinated Secured Notes") constituting the joint and several obligation of the Obligors which Senior Secured Notes and Subordinated Secured Notes (collectively, the "Notes") are to be issued under and secured by this Indenture; and

          WHEREAS, the Obligors require funds to prepay certain indebtedness for borrowed money of the Obligor (which indebtedness was issued by or guaranteed by each of the Obligors) and to finance capital expenditures, renovations and construction of facilities owned by certain of the Obligors; and



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                                                                               2

          WHEREAS, all things necessary to make this Indenture the valid obligation of the Obligors according to its tenor and effect have been done or authorized;

          NOW, THEREFORE, in consideration of the premises and of the sum of Ten Dollars and of other good and valuable consideration, receipt whereof upon the delivery of this Indenture the Obligors hereby acknowledge, and in order to strengthen the financial and operating condition of each and every Obligor, directly and indirectly, as a result of the enhanced ability of the Company to provide financial, accounting, consulting and administrative assistance and services to each other Obligor, and in order to secure the payment, subject to section 10 hereof, of both the principal of and interest and premium, if any, upon the Notes at any time outstanding hereunder according to their tenor and the provisions hereof, and, further subject to section 10 hereof, to secure the faithful performance and observance of all the covenants and provisions in the Notes, the Note Agreements (hereinafter referred to), the Pledge Agreements (hereinafter referred to), the Mortgages (hereinafter referred to) and in this Indenture contained, and to declare the terms and conditions upon which the Notes will be secured, authenticated, issued, transferred and exchanged, and upon which the trusts hereof are to be administered by the Trustees, and do hereby GRANT, CONVEY, PLEDGE, TRANSFER, ASSIGN AND DELIVER to the Trustees and unto their successors and assigns forever, in trust for the benefit of the holders of the Notes, subject to section 10 hereof, and do hereby grant to the Trustees and their successors and assigns a security interest in and to all of the hereinafter defined Trust Estate, to wit:

          (a) all the right, title and interest in and to all mortgages, deeds of trust, deeds to secure debt, acts of mortgage, security agreements or similar security instruments granted to them by the Obligors, including without limitation, (i) that certain Pledge and Security Agreement of the Company dated as of March 31, 1990; (ii) that certain Deed of Trust and Security Agreement of Bountiful Psychiatric dated as of March 31, 1990 relating to certain Property commonly known as Benchmark Regional Hospital, Woods Cross, Utah; (iii) that certain Deed of Trust and Security Agreement of Cumberland dated as of March 31, 1990 relating to certain Property commonly known as Cumberland Hospital, Fayetteville, North Carolina; (iv) that certain Deed of Trust and Security Agreement of East Carolina Psychiatric as of March 31, 1990 relating to certain Property commonly known as Bryan Marr Hospital, Jacksonville, North Carolina;
(v) that certain Mortgage and Security Agreement of Havenwyck dated as of March 31, 1990 relating to certain Property commonly known as Havenwyck Hospital,


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                                                                               3

Auburn Hills, Michigan; (vi) that certain Leasehold Deed of Trust, Assignment of Rents and Security Agreement with Financing Statement (Fixture Filing) of Mesa Psychiatric dated as of March 31, 1990 relating to certain Property commonly known as Desert Vista Hospital, Mesa, Arizona; (vii) that certain Leasehold Deed of Trust and Security Agreement of Psychiatric Institute dated as of March 31, 1990 relating to certain Property commonly known as Chestnut Ridge Hospital, Morgantown, West Virginia (the Mortgage and Security Agreements described in the foregoing clauses (ii) through (vii), inclusive, are herein collectively called "Mortgages"); (viii) that certain Pledge and Security Agreement of Michigan Psychiatric Services, Inc. dated as of March 31, 1990; (ix) that certain Pledge and Security Agreement of Bountiful Psychiatric dated as of March 31, 1990; and
(x) that certain Pledge and Security Agreement of Americare of Galax, Inc. dated as of March 31, 1990 (the Pledge and Security Agreements described in the foregoing clauses (i), (viii), (ix) and (x) are herein collectively called the "Pledge Agreements"), together with all right, title and interest now or hereafter granted, conveyed, mortgaged or assigned and all proceeds and avails thereof (all such Properties so held by the Trustees being sometimes herein referred to as the "Mortgage Property and (b) all moneys and Securities from time to time held by the Trustees under the terms of this Indenture (the Mortgaged Property together with such moneys and Securities being sometimes herein collectively referred to as the Trust Estate");

          TO HAVE AND TO HOLD all and singular the Trust Estate whether now owned or held or hereafter acquired, unto the Trustees, their successors in trust and assigns forever;

          IN TRUST, NEVERTHELESS, WITH POWER OF SALE, for the equal and ratable benefit and security of the Notes, subject to section 10 hereof, from time to time outstanding hereunder, without preference, priority or distinction of any thereof over any other by reason of deference in time of issuance, sale, authentication, delivery or otherwise, and for the enforcement of the payment of the principal of, premium, if any, and Interest on the Notes in accordance with their terms, and all other sums payable under this Indenture or on the Notes, and the observance and performance of the provisions of, the Note Agreements, the Pledge Agreements, the Mortgages and this Indenture, all as herein provided.

          IT IS HEREBY COVENANTED, DECLARED AND AGREED, that the Notes are to be issued, authenticated, delivered and secured, and that the Mortgaged Property is


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                                                                               4

to be held, dealt with and disposed of by the Trustees, upon and subject to the provisions of this Indenture.

SECTION 1.  INTERPRETATION OF AGREEMENT; DEFINITIONS.

          Section 1.1. Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

          "Affiliate" shall mean any Person (other than a Consolidated Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company,
(ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "Appraised Value" with respect to a Hospital shall mean the fair market value on the date of an appraisal of such Hospital, including the Land Parcels and Equipment subjected or to be subjected to the Mortgage related thereto, as shown by (i) the appraisal thereof furnished to the Initial Purchasers in accordance with the provisions of section 7(a)(vi) of the Note Agreements or (ii) the appraisal thereof furnished to the Trustees in accordance with the provisions of section 4.2 hereof.

          "Appraiser" shall mean Valuation Counselors, Inc., or another firm of appraisers satisfactory to the Required Holders.

          "Bank Debt" shall mean (i) indebtedness for borrowed money outstanding under the working capital facility provided under the Credit Agreement in an aggregate principal amount not to exceed $5,000,000, (ii) indebtedness outstanding under the term loan facility provided under the Credit Agreement in an aggregate principal amount not to exceed $34,000,000 and (iii) indebtedness outstanding under the letter of credit facility provided under the Credit Agreement in an aggregate principal amount not to exceed $31,000,000.

          "Benchmark Regional Hospital" shall mean the Land Parcels, building, improvements and Equipment comprising Benchmark Regional Hospital, Woods Cross, Utah.

          "Brynn  Marr  Hospital"  shall  mean  the  Land  Parcels,   buildings,
improvements and Equipment comprising Brynn Marr Hospital and Life Center of Jacksonville, Jacksonville, North Carolina.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City, Atlanta, Georgia or New Orleans, Louisiana are required or authorized to be closed.

          "Capitalized Lease" shall mean (i) any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles and
(ii) any lease entered into in connection with a sale and leaseback transaction.

          "Capitalized Rentals" shall mean as of the date of any determination the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which the Company or any Consolidated Subsidiary is a lessee.

          "CHAMPUS" shall mean the Civilian Health and Medical Program of the Uniformed Services which provides health benefits to active and retired military personnel and their families.

          "Chest Ridge Hospital" shall mean the Land Parcels, buildings, improvements and Equipment comprising Chestnut Ridge Hospital, Morgantown, West Virginia.

          "Closing Date" shall have the meaning set forth in section 4(b) of the Note Agreements.

          "Consolidated Cash Flow" shall mean the sum of (a) Consolidated Pre-Tax Net Income plus, to the extent deducted from the calculation of Consolidated Pre-Tax Net Income, (b) deprecation plus (c) amortization plus (d) Interest Expense less actual cash payments of Federal, state and local taxes of the Company and its Consolidated Subsidiaries, all for the most recent tour fiscal quarters, determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Consolidated Current Assets" and "Consolidated Current Liabilities" shall mean such assets and liabilities of the Company and its Consolidated Subsidiaries on a consolidated basis as shall be determined in accordance with generally accepted accounting principles to constitute current assets and current liabilities, respectively.

          "Consolidated Debt Service" shall mean the sum of (i) Fixed Charges plus (ii) scheduled mandatory principal payments of (A) Consolidated Funded Indebtedness and (B) Subordinated Funded Indebtedness, required to be made within twelve months following the date of any determination of Consolidated Debt Service.

          "Consolidated Net Income" for any period shall mean the gross revenues of the Company and its Consolidated Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied and after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

          (a) any gains or losses on the sale or other disposition of investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

          (b) the proceeds of any insurance policy;

          (c) net earning and losses of any Consolidated Subsidiary accrued prior to the date it became a Consolidated Subsidiary;

          (d) net earnings and losses of any corporation (other than a Consolidated Subsidiary), substantially all the assets of which have been acquired in any manner, realized by such other corporation prior to the date of such acquisition;

          (e) net earnings and losses of any corporation (other than a Consolidated Subsidiary) with which the Company or a Consolidated Subsidiary shall have consolidated or which shall have merged into or with the Company or a Consolidated Subsidiary prior to the date of such consolidation or merger;

          (f) net earnings of any business entity (other than a Consolidated Subsidiary) in which the Company or any Consolidated Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;


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                                                                               7

          (g) any portion of the net earnings of any Consolidated Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Consolidated Subsidiary;

          (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

          (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

          (j) any gain arising from the acquisition of any Securities of the Company or any Consolidated Subsidiary; and

          (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period, other than contractual adjustments under reimbursement programs for Medicare, Medicaid, Champus and Blue Cross, all in accordance with generally accepted accounting principles.

          "Consolidated Net Tangible Assets" shall mean, as of the time of any determination thereof, the total assets of the Company and its Consolidated Subsidiaries appearing on a consolidated balance sheet of the Company and its Consolidated Subsidiaries prepped in accordance with generally accepted accounting principles as of the date of determination, after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock and surplus of Consolidated Subsidiaries of the Company and after deducting therefrom (without duplication of deductions); (a) all Consolidated Current Liabilities; (b) the net book amount of all assets, after deducting any reserves applicable thereto, which would be treated as intangible under generally accepted accounting principles, including, without limitation, such items as good will, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing, unamortized debt discount and expense, organization expenses and the excess of cost of purchased Subsidiaries of the Company over equity in the net assets thereof at the date of acquisition; (c) any write-up in the book value of any asset on the books of the Company or any of its Consolidated Subsidiaries



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                                                                               8


resulting from a revaluation thereof subsequent to the date of this Indenture (other than the write-up of the book value of an asset made in accordance with generally accepted accounting principles in connection with the purchase of such asset); (d) the amounts, if any, at which shares of stock of the Company or any of its Consolidated Subsidiaries appear on the asset side of such balance sheet;
(e) all deterred charges (other than prepaid expenses); (f) all reserves, including, without limitation, reserves for deferred income taxes, liabilities (fixed or contingent), depreciation, obsolescence, insurance and inventory valuation, which appear or under generally accepted accounting principles are required to appear on such balance sheet; and (g) the amounts at which any investment in any Person (other than investments permitted by section 3.25) appears on the asset side of such balance sheet.

          "Consolidated Pre-Tax Net Income" for any period shall mean the gross revenues of the Company and its Consolidated Subsidiaries for such period less all expenses and other proper charges (other than taxes on income), determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied and after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

          (a) any gains or losses on the sale or other disposition of investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

          (b) the proceeds of any insurance policy;

          (c) net earnings and losses of any Consolidated Subsidiary accrued prior to the date it became a Consolidated Subsidiary;

          (d) net earnings and losses of any corporation (other than a Consolidated Subsidiary), substantially all the assets of which have been acquired in any manner, realized by such other corporation prior to the date of such acquisition;

          (e) net earnings and losses of any corporation (other than a Consolidated Subsidiary) with which the Company or a Consolidated Subsidiary shall have consolidated or which shall have merged into or with the Company or a Consolidated Subsidiary prior to the date of such consolidation or merger;

          (f) net earnings of any business entity (other than a Consolidated Subsidiary) in which the Company or any Consolidated Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;

          (g) any portion of the net earning of any Consolidated Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Consolidated Subsidiary;

          (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

          (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

          (j) any gain arising from the acquisition of any Securities of the Company or any Consolidated Subsidiary; and

          (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period, other than contractual adjustments under reimbursement programs for Medicare, Medicaid, Champus and Blue Cross, all in accordance with generally accepted accounting principles.

          "Consolidated Subsidiary" shall mean each of the Principal Subsidiaries and any other Subsidiary (i) which is organized under the laws of the United States or any State thereof; (ii) which conducts all of its business and has all of its assets within the United States; (iii) of which more than 80% (by number of votes) of the Voting Stock is owned by the Company and/or one or more Consolidated Subsidiaries (iv) which is engaged in the business, directly or through a Subsidiary, of operating psychiatric hospitals in the United States; and (v) Which is consolidated with the Company for financial reporting purposes in accordance with generally accepted accounting principles.

          "Consolidated Tangible Net Worth" shall mean, as of the date of any determination thereof, the aggregate amount of the capital stock (less treasury stock), surplus and retained earnings of the Company and its Consolidated Subsidiaries after deducting Minority Interests to the extent included in the capital stock accounts of the Company plus the aggregate principal amount of the

Subordinated Funded Indebtedness then outstanding up to an amount not to exceed $7,500,000 less all Intangible Assets, all as determined on a consolidated basis by the Company and its Consolidated Subsidiaries.

          "Consumer Price Index" shall mean the percentage rise in the so-called "Consumer Price Index for All Urban Consumers" as released by the U. S.
Government's Bureau of Labor Statistics determined for the most recent twelve-month period.

          "Credit Agreement" shall mean the Credit Agreement dated as of April 20, 1990 among the Company and certain Subsidiaries, as the Borrowers, Hibernia National Bank, as a Lender, the other Lenders named therein, First Union National Bank of North Carolina, as Issuing Bank and Administrative Agent, and HomeFed Bank, Federal Savings Bank, as Agent.

          "Cumberland   Hospital"  shall  mean  the  Land  Parcels,   buildings,
improvements and Equipment comprising Cumberland Hospital and Lite Center of Fayetteville, Fayetteville, North Carolina.

          "Current Indebtedness shall mean any obligation for borrowed money (and any notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) payable on demand or within a period of one year from the date of the creation thereof.

          "Default" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

          "Desert Vista Hospital" shall mean the Land Parcels, buildings, improvements and Equipment comprising Desert Vista Hospital, Mesa, Arizona.

          "Equipment" shall mean, collectively, the personal property described in Granting Clause II of the Mortgages.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, amended from time to time.

          "Event of Default" shall mean any of the Events of Default referred to in section 6.1 hereof.

          "Facility" shall mean a psychiatric hospital or healthcare facility owned by the Company or a Consolidated Subsidiary.

          "Fixed Charges" for any period shall mean on a consolidated basis the sum of (i) all Rentals (excluding all Rentals on Capitalized Leases) payable during such period by the Company and its Consolidated Subsidiaries, and (ii) all Interest Expense on all Indebtedness (including interest payable under Capitalized Leases) payable during such period by Company and its Consolidated Subsidiaries.

          "Funded Indebtedness" of any Person shall mean and include without duplication,

          (i) any obligation payable more than one year from the date of creation thereof, which under generally accepted accounting principles is shown on the balance sheet as a liability (including Capitalized Lease obligations but excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation),

          (ii) indebtedness payable more than one year from the date of creation thereof which is secured by any Lien on, or payable out of the proceeds of production from, property owned by the Company or any Subsidiary, whether or not the indebtedness secured thereby shall have been assumed by the Company or such Subsidiary,

          (iii) contingent obligations in respect of letters of credit issued and not yet drawn upon,

          (iv) Guaranties, endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business) and other contingent liabilities (whether direct or indirect) in connection with the obligations, stocks or dividends of any other Person (other than Guaranties or endorsements by the Company or a Subsidiary of, or other contingent obligations in respect of, any obligation of a Subsidiary),

          (v) obligations under any contract providing for the making of loans, advances or capital contributions to any other Person, or for the purchase of any property from any Person, in each case in order to enable such Person primarily to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses,

          (vi) obligations under any contract for the purchase of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered,

          (vii) obligations under any Capitalized Lease or contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor,

          (viii) obligations under any contract for the sale or use of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials supplies or other property or services, or the use thereof, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person,

          (ix) obligations under any other contract which, in economic effect, is substantially equivalent to a guarantee, and

          (x) all capital stock of Subsidiaries of such Person which has a preference as to dividends or upon liquidation and which is not owned by such Person, either directly or through Subsidiaries of such Person, all as determined in accordance with generally accepted accounting principles. Notwithstanding anything herein to the contrary, "Funded Indebtedness" shall not include (i) Subordinated Funded Indebtedness, (ii) Indebtedness outstanding under the working capital facility of the Credit Agreement in an amount not to exceed $5,000,000 or (iii) Practice Guaranties. "Consolidated" when used as a prefix to any Funded Indebtedness shall mean the aggregate amount of all such Funded Indebtedness of the Company and its Consolidated Subsidiaries on a consolidated basis eliminating intercompany items.

          "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deport or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend for other obligation, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreements, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation or (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend. Notwithstanding anything herein to the contrary, "Guaranties" shall not include Practice Guaranties.

          "Havenwyck   Hospital"   shall  mean  the  Land  Parcels,   buildings,
improvements  and  Equipment  comprising   Havenwyck  Hospital,   Auburn  Hills,
Michigan.

          "Hospital" shall mean (i) Benchmark Regional Hospital; or (ii) Brynn Marr Hospital; or (iii) Chestnut Ridge Hospital; or (iv) Cumberland Hospital; or
(v) Desert Vista Hospital; or (vi) Havenwyck Hospital. The term "Hospitals" means the facilities described in (i), (ii), (iii), (iv), (v) end (vi) of the preceding sentence, collectively.

          "Indebtedness" of any Person shall mean all Current Indebtedness and all Funded Indebtedness of such Person.

          "Initial Purchasers" shall mean the institutions listed in Schedule I to the Note Agreements, as Purchasers under the Note Agreements, end any Person affiliated therewith, so long as such Initial Purchaser or any such Person or the respective nominee thereof is holder of any of the Notes.

          "Intangible Assets" shall mean as of the date of any determination thereof, the total amount of all of the following assets of the Company and its Consolidated Subsidiaries: good will, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with generally accepted accounting principles.

          "Intercreditor Agreement" shall mean the Intercreditor Agreement dated as of April 27, 1990 among (i) HomeFed Bank (as "Agents") and those certain banks and other financial institutions which are or after the date of this Indenture become parties to the Credit Agreement and (ii) the Trustees, trustees for the benefit of the holders of the Notes.

          "Interest Expense" for any period shall mean on a consolidated basis the sum of all Interest and all amortization of debt discount and expense on all Indebtedness of the Company and its Consolidated Subsidiaries. Computations of Interest Expense on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

          "Land Parcels" shall mean, collectively, the real property described in Granting Clause I of the Mortgages.

          "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Indenture, an Obligor shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

          "Minority Interests" shall mean any shares of stock of any class of a Consolidated Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Consolidated Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto.

          "Mortgaged Facility" shall mean a Hospital on which a first lien has been created pursuant to one of the Mortgages.

          "Note or Notes; Outstanding" "Note" shall mean any of, and "Notes" shall mean all of, the then outstanding Notes. "Outstanding" when used with reference to Notes shall mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

          (a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (b) Notes for the payment or prepayment of which moneys in the necessary amount shall have been deposited in trust with the Trustee; provided, that if such Notes are to be prepaid prior to the maturity thereof, notice of such repayment shall have been given as provided in section 5.6, or provision satisfactory to the Trustee shall have been made for giving such notice;

          (c) Notes purchased or held by any Affiliate of any Obligor; and

          (d) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of section 2.5 hereof.

          "Note Agreements" shall mean the separate and several Note Purchase Agreements, each dated as of March 31, 1990 between the Company, Bountiful Psychiatric, Cumberland, East Carolina Psychiatric, Havenwyck, Mesa Psychiatric, Psychiatric Institute and the Initial Purchasers.

          "Officers' Certificate" shall mean certificate signed by the President and any one of the following officers of the Company any Vice President or the Secretary.

          "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel who shall be satisfactory to the Trustee, and who may be counsel to the Company.

          "Overdue Rate" shall mean with respect to (i) the Senior Secured Notes, the greater of (A) 13.6% per annum and (B) the sum of the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate plus 1% and (ii) the Subordinated Secured Notes, the greater of (A) 17.6% per annum and (B) the sum of the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate plus 1%.

          "Person" shall mean an individual, partnership, corporation, trust, unincorporated association or other organization, or a government or any department or agency thereof.

          "Practice Guaranties" is defined in section 3.18(a)(11).

          "Principal Subsidiary" shall mean Bountiful Psychiatric Hospital, Inc., a Utah corporation, Cumberland Mental Health, Inc., a North Carolina corporation, East Carolina Psychiatric Services Corporation, a North Carolina corporation, Havenwyck Hospital, Inc., a Michigan corporation, Mesa Psychiatric Hospital, Inc., an Arizona corporation, and Psychiatric Institute of West Virginia, Inc., a Virginia corporation.

          "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "Purchaser" shall have the meaning set forth in section 1 of the Note Agreements.

          "Qualified Holder" shall mean any holder of Senior Secured Notes then outstanding or, if no Senior Secured Notes shall be outstanding, Subordinated Secured Notes then outstanding, which (together with the Affiliates of which), and in either ease, owns and holds not less than $20,000,000 in aggregate principal amount of such Senior Secured Notes or Subordinated Secured Notes, as the case may be, and which (or an Affiliate of which) was the purchaser of such Notes upon the original issuance thereof pursuant to this Indenture.

          "Register" shall have the meaning specified in section 2.4 hereof.

          "Rentals" shall mean and include all payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property but excluding all payments under Capitalized Leases) payable by the Company or a Consolidated Subsidiary, as lessee or sublessee under a lease of real or personal property.

          "Required Holders" at any time shall mean the holder or holders of not less than 66-2/3% in aggregate principal amount of the Senior Secured Notes then outstanding or, if no Senior Secured Notes are then outstanding, the holder or holder of not less than 66-2/3% in aggregate principal amount of the Subordinated Secured Notes then outstanding; provided, however, that in any event the term "Required Holders" shall also include each Qualified Holder of outstanding Senior Secured Notes so long as any Senior Secured Notes shall be outstanding or, if no Senior Secured Notes are then outstanding, each Qualified Holder of outstanding Subordinated Secured Notes.

          "Restricted Investments" shall mean any investment in any Person other than investments permitted by section 3.25(a) through section 3.25(g) hereof, inclusive.

          "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

          "Senior Secured Notes" shall have the meaning set forth in the recitals of this Indenture.

          "Subordinated Convertible Promissory Note" shall have the meaning set forth in section 7(a)(xii) of the Note Agreements.

          "Subordinated Funded Indebtedness" shall mean the Subordinated Secured Notes, the Subordinated Convertible Promissory Note, the Subordinated Promissory Note and any other unsecured Funded Indebtedness which (i) is expressly subordinate or junior in right of payment to the Senior Secured Notes pursuant to subordination provisions no more favorable to the holder thereof than the subordination provisions contained in section 10 hereof and (ii) is expressed to mature on or after April 1, 2000.

          "Subordinated  Promissory  Note"  shall have the  meaning set forth in section 7(a)(xiii) of the Note Agreements.

          "Subordinated Secured Notes" shall have the meaning set forth in the recitals of this Indenture.

          The term "subsidiary" shall mean, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves subsidiaries of such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Company.

          "Superior Indebtedness" shall mean (i) all obligations, liabilities and indebtedness of the Obligors to the holders of the Senior Secured Notes in an aggregate principal amount not to exceed $56,500,000 arising under the Senior Secured Notes, the Note Purchase Agreements and this Indenture, (ii) all obligations, liabilities and indebtedness in an aggregate principal amount not to exceed $31,000,000 created or arising under certain industrial development bonds of the Company or its Subsidiaries and associated letters of credit and reimbursement obligations in connection therewith under the Credit Agreement (including extensions, renewals and refundings thereof without increase in the outstanding principal amount under such facility at such time, (iii) all obligations, liabilities and indebtedness outstanding under the Credit Agreement in an aggregate principal amount not to exceed $5,000,000 arising under the working capital facility provided in such Credit Agreement (including extensions, renewals and refundings thereof without increase in the outstanding principal amount under such facility at such time), (iv) all obligations, liabilities and indebtedness outstanding under the Credit Agreement arising under the term loan facility provided in such Credit Agreement in an aggregate principal amount not to exceed $34,000,000 (including extensions, renewals and refunds thereof without increase in the outstanding principal amount under such facility at such time), and (v) additional indebtedness incurred after the date of this Indenture in an aggregate principal amount not to exceed $25,000,000, provided that all proceeds of such indebtedness are used exclusively to finance the acquisition, construction or renovation of facilities owned or acquired by the Company or any Subsidiary. Interest accrued on the indebtedness described in the foregoing clauses (i), (ii), (iii), (iv) and (v) shall constitute "Superior Indebtedness" regardless of whether such interest accrues before or after the commencement of any bankruptcy, insolvency or receivership proceeding.

          "Total Capitalization" shall mean, at any date as of which the amount thereof is to be determined, the total of (i) the aggregate principal amount of all Consolidated Funded Indebtedness then outstanding, plus (ii) Consolidated Tangible Net Worth as of such date.

          "Unconsolidated Subsidiary" shall mean any Subsidiary which is not a Consolidated Subsidiary.

          "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

          "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Indebtedness for borrowed money shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

          "Yield-Maintenance Premium" is defined in section 5.4.

          Section 1.2. Directly or Indirectly. Where any provision in this Indenture refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

          Section 1.3. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Indenture, the same shall be done in accordance with generally accepted accounting principles, to the extent applicable, except where such principles are inconsistent with the requirements of this Indenture.

SECTION 2. THE NOTES

          Section 2.1. The Notes. (a) The Notes constitute the joint and several obligation of the Obligors and shall be issuable as fully registered Notes. The Notes will be dated the date of authentication and bear interest payable quarterly on March 31, June 30, September 30 and December 31 in each year (commencing June 30, 1990) and will mature on March 31, 2000. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

          (b) The Senior Secured Notes shall be designated the Obligors' 11.6% Senior Secured Notes due March 31, 2000 and shall be limited to $56,500,000 in aggregate principal amount. The Senior Secured Notes will bear interest from the date of issue until maturity at the rate of 11.6% per annum and will bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Overdue Rate after maturity, whether by acceleration or otherwise, until paid, and will be in substantially the form attached hereto as Exhibit A.

          (c) The Subordinated Secured Notes shall be designated the Obligors' 15.6% Subordinated Secured Notes due March 31, 2000 and shall be limited to $3,000,000 in aggregate principal amount. The Subordinated Secured Notes will bear interest from the date of issue until maturity at the rate of 15.6% per annum and will bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Overdue Rate after maturity, whether by acceleration or otherwise, until paid, and will be in substantially the form attached hereto as Exhibit B.

          (d) The Trustee's certificate of authentication to be borne by such Notes shall be substantially of the tenor and purport as set forth in Exhibit A and Exhibit B hereto, and the Notes may have such letters, numbers or other marks of identification or designation and such legends or endorsements thereon as the Obligors may deem appropriate and as are not inconsistent with the provisions of this indenture, or as may be required to comply with any law or any rule or regulation made pursuant thereto.

          Section 2.2. Denominations; Execution of Notes: Certificate of Authentication. Each Note issued on the Closing Date shall be in the denomination of $100,000 or any multiple of $1,000 in excess of $100,000. The Notes shall be signed on behalf of each Obligor by its President or any Vice President and attested by its Secretary or an Assistant Secretary. In case any officer who shall have signed any Note shall cease to be such officer before such Note shall have been authenticated by the Trustee or delivered by the Obligors, such Note may nevertheless be executed and delivered with the same force and effect as though the Person or Persons who signed such Note had not ceased to be such officer of an Obligor; and any Note may be signed on behalf of an Obligor by a Person who, at the actual date of execution of such Note, shall be a proper officer of such Obligor, although at the date of such Note, such Person was not then such officer of such Obligor. Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth in Exhibit A and Exhibit B hereto shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Note executed by the Obligors shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture. The authentication by the Trustee of any Note issued hereunder shall not be construed as a representation or warranty by the Trustees as to the validity or security of this Indenture or of such Note, and the Trustees shall in no respect be liable or answerable for the use made of such Note or the proceeds thereof.

          Section 2.3. Authentication and Delivery. Forthwith upon the execution and delivery of this Indenture and pursuant to the Note Agreements, the Obligors may deliver Notes executed by the Obligors to the Trustee, together with a request for the authentication and delivery of such Notes; and the Trustee in accordance with such request shall authenticate and deliver Senior Secured Notes in the aggregate principal amount of $56,500,000 and Subordinated Secured Notes in the aggregate principal amount of $3,000,000, as in this Indenture provided and not otherwise.

          Section 2.4. Payment of the Notes. (a) The principal of, premium, if any, and interest on the Notes shall be payable at the principal corporate trust office of the Trustee, in lawful money of the United States of America.

          (b) Notwithstanding the provisions of the preceding paragraph (a) or the Notes, if any Note is held by an Initial Purchaser or is registered in the name of any holder named in a written notice to the Company and the Trustee stating that the provisions of this paragraph shall apply (without any presentment of any such Note), the Company or the Trustee, as applicable pursuant to section 3.11 hereof, from and after the receipt of such notice shall make payment of interest on such Notes and shall make payments or prepayments of the principal thereof, and any premium, by wire transfer in immediately available Federal Reserve funds to such Bank in the continental United States as shall be specified in Schedule I attached to the Note Agreements or otherwise in writing to the Trustee by such holder and such holder (or the transferee of any such holder) will, before or after selling, transferring or otherwise disposing of such Note, present such Note to the Trustee for transfer and notation as provided in section section 2.6 and 2.7. All payments so made shall be valid and satisfy and discharge the liability upon such Note to the extent of the sums soeffectual to paid. Any payment or prepayment of amounts due on any Note in accordance with the terms thereof and hereof which is due on a date which is not a Business Day shall be payable on the next succeeding Business Day. The Trustee is authorized to act in accordance with the foregoing provisions and shall not be liable or responsible to any such holder or to any Obligor or to any other Person for any act or omission on the part of the Obligor or such holder in connection therewith except for negligence or willful misconduct on the part of the Trustee.

          Section 2.5. The Register. The Obligors shall cause the Trustee to keep at its principal corporate trust office a register for the registration and transfer of Notes (herein called the "Register"). The Trustee hereby accepts the office of registrar. The names and addresses of the holders of the Notes, the transfers of the Notes and the names and addresses of the transferees of all Notes shall be registered in the Register.

          Section 2.6. Transfers and Exchanges. (a) The holder of any Note may transfer such Note on the books of the Trustee upon the surrender thereof by such holder prior to such transfer or by the transferee of such Note promptly after sued transfer at the principal corporate trust office of the Trustee. Thereupon, the Obligor shall execute in the name of the transfer a new Note or Notes of the same class in aggregate principal amount equal to the aggregate unpaid principal amount of the Note so surrendered, in denominations of $100,000 or any amount in excess thereof such transferee shall specify, and the Trustee shall authenticate end deliver such new Note or Notes to such transferee.

          (b) The holder of any Note may at any time surrender such Note at the principal corporate trust office of the Trustee in exchange for an equal aggregate principal amount of Notes of the same class, in the denomination of $100,000 or any amount in excess thereof as such holder shall specify.

          (c) All Notes presented or surrendered for exchange or transfer shall be accompanied by a written instrument or instruments of assignment or transfer, in form and with appropriate signature guarantees satisfactory to the Trustee, duly executed by the registered holder or by his attorney duly authorized in writing.

          (d) In case any Note shall become mutilated or be destroyed, lost or stolen, the Obligors, upon the written request of the holder thereof, shall execute and the Trustee shall authenticate and deliver, a new Note in exchange and substitution for the mutilated Note, or in lieu of and substitution for the Note so destroyed, lost or stolen, which new Note shall be a Note of the same class in an aggregate principal amount equal to the aggregate unpaid principal amount of such destroyed, lost or stolen Note. In every case the applicant for a substituted Note shall furnish to the Obligors and to the Trustee such security or indemnity as may be required by them to save each of them harmless from all risks, and the applicant shall also furnish to the Obligors and to the Trustee evidence to their satisfaction of the mutilation, destruction, loss or theft of the applicant's Note and of the ownership thereof. In case any Note which has matured or will mature within 30 days shall become mutilated or be destroyed, lost or stolen, the Obligors may, instead of issuing a substituted Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note), if the applicant for such payment shall furnish to the Obligors and to the Trustees such security or indemnity as they may require to save them harmless, and evidence to the satisfaction of the Obligors and the Trustee of the mutilation, destruction, loss or theft of such Note and of the ownership thereof. If the Initial Purchaser is the owner of any mutilated, destroyed, lost or stolen Note, then the affidavit of its President, Vice President, Assistant Vice President or Treasurer setting forth the fact of destruction, loss or theft and such Person's ownership of the Note at the time of such mutilation, destruction, loss or theft shall be accepted as satisfactory evidence thereof and no indemnity shall be required as a condition to payment of such Note or execution and delivery of a new Note other than the written agreement of such Person to indemnify the Obligors and the Trustees.

          (e) No notarial act shall be necessary for the transfer or exchange of any Note pursuant to this section 2.6, and the holder of any Note issued as provided in this section 2.6 shall be entitled to any and all rights and privileges granted under this Indenture to a holder of a Note.

          Section 2.7. New Notes. (a) Each new Note (herein in this section 2.7 called a "New Note") issued pursuant to section 2.6(a), (b) or (d) in exchange for or in substitution or in lieu of an outstanding Note (herein in this section
2.7 called an "Old Note") shall be dated the date of such Old Note. The Trustee shall mark, to the extent of any payments made by the Trustee as paying agent and any payments made by the Obligors as their own paying agent of which the

Trustee has received  notice  pursuant to section 3.11 hereof,  on each New Note
(i) the date to which principal and interest have been paid on such Old Note, and (ii) all payments and prepayments of principal previously made on such Old Note which are allocable to such New Note. Interest shall be deemed to have been paid on such New Note to the date on which interest shall have been paid on such Old Note, and all payments and prepayments of principal marked on such New Note, as provided in clause (ii) above, shall be deemed to have been made thereon.

          (b) The issuance of a New Note pursuant to section 2.6(a), (b) or (d) shall be without expense to the holder, except that the Obligors may require the payment of a sum to reimburse them for, or to provide them with funds for, the payment of any tax or other governmental charge which are paid or payable by the Obligors in connection with the transfer or exchange.

          (c) All New Notes issued pursuant to section 2.6(a), (b) or (d) in exchange for in substitution or in lieu of Old Notes shall be valid obligations of the Obligors evidencing the same outstanding debt as the Old Notes and shall be entitled to the benefits and security of this Indenture to the same extent as the Old Notes.

          Section 2.8. Cancellation of Notes. All Notes surrendered for the purpose of payment, redemption, transfer or exchange shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it, and no Notes shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. The Trustee shall hold all such cancelled Notes until this Indenture shall have been discharged, at which time the Trustee shall either deliver such cancelled Notes in a manner necessary to effect the discharge and release of this Indenture of record or, if no such delivery is necessary, shall destroy such cancelled Notes and deliver a certificate to the Company certifying such destruction. If any Obligor shall acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the trustee for cancellation.

          Section 2.9. Trustee as Agent. The Trustee is hereby appointed the agent of the Obligors for the payment, registration, transfer end exchange of Notes. Subject to the provisions of section 2.4 and 12.5, Notes may be presented for payment at, and notices with respect to the Notes or this Indenture may be served or made at, the principal corporate trust office of the Trustee, provided that copies of all such notices shall be delivered to the Company.

          Section 2.10. Ownership. The Person in whose name any Note shall be registered shall be deemed and treated as the owner thereof for all purposes of this Indenture and neither the Obligors nor the Trustee shall be affected by any notice to the contrary. Payment of or on account of the principal of, premium, if any, and interest on such Note shall be made only to or upon the order in writing of such registered owner. For the purpose of any request, direction or consent hereunder, the Obligors and the Trustee may deem and treat the registered owner of any Note as the owner thereof without production of such Note.

          Section 2.11. Ranking of Notes of Each Class. As provided in section 10 hereof, Subordinated Secured Notes shall rank junior and subordinate to the Senior Secured Notes in right of payment and in respect of certain other rights and powers of the holders of Notes issued hereunder.

SECTION 3. PARTICULAR COVENANTS OF THE OBLIGORS

          From and after the Closing Date and continuing so long as any amount remains unpaid on any Note, the Obligors covenant with the Trustees for the benefit of the Trustees and the holders of the Notes as follows:

          Section 3.1. Warranty of Title. Subject only to the Lien of the Pledge Agreements, the Mortgages and Liens permitted thereby, the Obligors, respectively, have good and marketable title to and are lawfully possessed of all of the Mortgaged Property, and have full right, power and authority to mortgage and pledge the same for the purposes hereof; and the Obligors will warrant and defend title thereto to the Trustees against claims of all Persons whomsoever.

          Section 3.2.  Payment of Principal,  Premium and Interest.  Subject to
section 10 hereof, the Obligors, jointly and severally, will duly and punctually pay the principal of, premium, if any, and interest on, each and every Note, at the dates and the places and in the manner mentioned in the Notes and in this Indenture, according to the true latent and meaning thereof and hereof.

          Section 3.3. Office for Notices. The Obligors will keep an office while any of the Notes issued hereunder are outstanding where notices, presentations and/or demands to or upon the Obligors in respect of the Notes, the Pledge Agreements, the Mortgages or this Indenture may be given or made, at One Poydras Plaza, 639 Loyola Avenue, Suite 1400, New Orleans, Louisiana 70113 until such time the Obligors shall notify the Trustee and the holders of the Notes of any change of location of such office.

          Section 3.4. Note Agreement, Pledge Agreement and Mortgage Covenants. Each and all of the terms, provisions, restrictions, covenants and agreements set forth in the Note Agreements, the Pledge Agreements and the Mortgages, and in each and every supplement thereto or amendment thereof which may at any time or from time to time be executed and delivered by the parties thereto or their successors and assigns, are incorporated herein by reference to the same extent as though each and all of said terms, provisions, restrictions, covenants and agreements were fully set out herein and as though any amendment or supplement to the Note Agreements, each Pledge Agreement and each Mortgage were fully set out in an amendment or supplement to this indenture; and the Obligors do hereby covenant and agree well and truly to abide by, perform and be governed and restricted by each and all of the matters provided for by the Note Agreements, the Pledge Agreements and the Mortgages to the same extent and with the same force and effect as if each and all of said terms, provisions, restrictions, covenants and agreements so incorporated herein by reference were set out and repeated herein at length.

          Section 3.5. Maintenance of Corporate Existence, Rights. Each Obligor will at all times preserve its corporate existence (except as otherwise permitted by section 3.21 hereon and will obtain and maintain in full force and effect all franchises, privileges, rights, licenses and permits and all other consents, approvals and authorizations of any governmental authority necessary for the ownership and efficient operation and maintenance of the Mortgaged Property.

          Section 3.6. Maintenance of Lien; Recording. (a) The Obligors will, at their expense, take all necessary action to maintain and preserve the Lien of this Indenture and of the Pledge Agreements and the Mortgages so long as any Notes are outstanding.

          (b) The Obligors will, forthwith after the execution and delivery of this Indenture, each Pledge Agreement and each and every Mortgage and thereafter from time to time, cause this Indenture, each Pledge Agreement, each Mortgage and financing statements to be filed, registered and recorded in such manner and in such places as may be required by law in order to publish notice of and fully to protect the Lien hereof and of each Pledge Agreement and each Mortgage in respect of, upon, and the title of the Trustees to, the Trust Estate; and from time to time will perform or cause to be performed any other act as provided by law and will execute or cause to be executed any and all further instruments, continuation statements and similar statements that may be requested by the Trustees or either of them for such publication and protection the Obligors will, within 10 days after any such filing, registering, recording or other act and in any event not less than 10 days prior to the lapse of the perfection of any security interest granted under this Indenture, any Pledge Agreement or any Mortgage, furnish the Trustees with an Opinion of Counsel as to the adequacy and recitals the details of such filing, reentering, recording or other act and as to the perfection of any security interest effected by such filing, registering, recording or other act and specifying any rerecording or refiling required to be effected in the future with respect to this Indenture, the Pledge Agreements, such Mortgage or financing statement. To the extent permitted by applicable lair, the Obligors will pay or cause to be paid all filing, registration and recording taxes and fees incident to such filing registration and recording, and all expenses incident to the preparation, execution and acknowledgment of this Indenture, each Pledge Agreement, each Mortgage and each financing statement, and of any instrument of further assurance, and all Federal or state stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Indenture, each Pledge Agreement, each Mortgage and each financing statement and such instrument of further assurance.

          Section 3.7. Further Assurances; After - Acquired Property. (a) The Obligors will at their expense do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, conveyances, mortgages, assignments, transfers and assurances as may be required for the perfection of the Lien being herein provided for in the Trust Estate.

          (b) All right, title and interest of any Obligor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, a Hospital or any part thereof, hereafter constructed or acquired by such Obligor, immediately upon such construction or acquisition, and without any further mortgaging, conveyance or assignment, shall become and be part of such Hospital and the Mortgaged Property and shall be subject to the Lien of this Indenture and the Mortgages as fully and completely and with the same effect as though now owned by such Obligor, but at any and all times the Obligors will execute and deliver to the Trustees any and all such further insurances, mortgages, conveyances or assignments thereof and other instruments with respect thereto as may reasonably be required for the purpose of expressly and specifically subjecting the same to the Lien of this Indenture and the Mortgages.

          Section 3.8. Maintenance of Property. The Obligors will at all times maintain, preserve and keep, the Hospitals and Equipment in good condition and make all necessary renewals, replacements, additions, betterments and improvements thereto.

          Section 3.9. Right of Trustee to Perform Covenants, Etc. If the Obligors shall fail to perform any of their covenants under this Indenture, the Note Agreements, the Pledge Agreements or the Mortgages, the Trustee, after five days' prior written notice to the Company and without waiving or releasing any obligation or Default, shall, if directed by the Required Holders in writing so to do, make advances (subject to the provisions of section 7.2(h) hereof) to effect performance of such covenant for the account and at the expense of the Obligors, and shall enter upon the Mortgaged Property or any part thereof for such purpose and take all such action thereon as may be necessary or appropriate therefor. All sums so paid by the Trustee and all costs and expenses (including without limitation, reasonable attorneys' fees and expenses) so incurred, together with interest thereon at a rate equal to the greater of (i) 13.6% per annum and (ii) the sum of the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate plus 1% from the date of payment or incurrence, shall be secured hereby in priority to the indebtedness evidenced by the Notes and shall be paid by the Obligors to the Trustee on demand. The Trustee in making any payment authorized under this Section relating to taxes or assessments may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien or title or claim thereof, unless otherwise aware of any inaccuracy or invalidity. As between the Obligors and the Trustee, the Trustee, in performing any covenant under this Section, shall be the sole judge of whether the Obligors are required to perform the same under the terms of this Indenture.

          Section 3.10. Obligors to Give Notice of Default. When any Event of Default described in 6.1 has occurred, or if the holder of any Note or of any other evidence of indebtedness in excess of $50,000 of any Obligor gives any notice or takes any other action with respect to a claimed default, the Obligors agree to give notice to the Trustee and each holder of any Note within three business days after the earlier of (i) the date of discovery by any Obligors of the occurrence of such event or (ii) the date upon which any Obligor, in the exercise of reasonable diligence should have discovered the occurrence of such event, such notice to be in writing and sent by registered or certified mail or by telegram.

          Section 3.11. Money for Note Payments to be Held in Trust, Repayment of Unclaimed Money. If the Obligors shall at any time set as their own paying agent, they will, on or before each date upon which a payment of interest or a payment or prepayment of principal is due (a "Note Payment Date"), segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay the principal (and premium, if any) or interest becoming due on such date until such sums shall be paid to such holders or otherwise disposed of as herein provided, and the Obligors will promptly notify the Trustee of their action or failure to act.

          Whenever the Trustee shall act as a paying agent, the Obligors will, prior to each Note Payment Date, deposit with the paying agent sum sufficient to pay the principal (and premium, if any) or interest becoming due on such date, such sum to be held in trust for the benefit of the holders of the Notes. The
Obligors will not appoint a Person, other than the Trustee, to act as paying agent.

          Moneys so segregated or deposited and held in trust shall not be part of the Trust Estate but shall constitute a separate trust fund for the benefit of the Persons entitled to such principal, premium or interest. Moneys held in trust by the Trustee for the payment of the principal (or premium, if any) or interest on the Notes need not be segregated from other funds, except to the extent required by law.

          Any money deposited with the Trustee in trust for the payment of the principal (and premium, if any) or interest on any Notes and remaining unclaimed for 6 years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company; and the holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee with respect to such trust money, shall thereupon cease.

          Section 3.12. Maintenance of Insurance and Licenses.

          The Company and each Consolidated Subsidiary will:

          (a) Insurance - maintain, with financially sound and reputable insurers acceptable to the Required Holders, insurance with respect to its properties and business against such casualties and contingencies, of such types (including public liability, business interruption, medical malpractice, larceny, embezzlement or other criminal misappropriation insurance) and in such amounts as is (i) customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated and
(ii) acceptable to the Required Holders. The Company will furnish, or cause to be furnished, to each holder of any Note, within 30 days after the end of each fiscal year of the Company, a report signed by an independent firm of insurance brokers acceptable to the Required Holders describing in reasonable detail the insurance then carried and maintained by the Obligors and stating the opinion of such firm that such insurance complies with the terms of this section 3.12 and of section 2.6 of each Mortgage and that such insurance together with any self-insurance permitted hereby is adequate for the protection of the interests of the holders of the Notes. In lieu of or supplemental to such insurance, but subject to Section 2.6 of the Mortgages, the Company may adopt such other plan or method of protection, whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties, or otherwise, and conforming to the practices of similar corporations maintaining systems of self-insurance, as may be determined by the Board of Directors of the Company and as shall be consistent with existing policies as to self-insurance and with generally accepted accounting principles. If the Company adopts any such other plan or method of protection, whether by the establishment of an insurance fund or reserve, or otherwise, the Company shall, at the time of establishment thereof, furnish to each holder of outstanding Notes a certificate of an actuary that such plan or method of protection is adequate; and

          (b) Licensed Facilities - keep and maintain all material licensing requirements and accreditations to serve as a psychiatric facility for each Mortgaged Facility owned or operated by any Principal Subsidiary of all local, state and federal regulatory agencies having jurisdiction over such Mortgaged

Facility (except to the extent such a requirement has been waived in writing by the appropriate regulatory agency) and shall participate in, be eligible for reimbursement under, end be in compliance with all requirements of each public or private reimbursement program applicable to any Facility, and shall have timely filed or caused to be timely filed completed and accurate cost and other report required by law or otherwise to be made with respect to the purchase of services by third party purchasers, include, but not limited to, Medicare, Medicaid and CHAMPUS programs and other insurance carriers where applicable to such Mortgaged Facility as set forth on Annex D to Exhibit D attached to the Note Agreements.

          Section 3.13. Taxes, Claims for Labor and Materials, Compliance with Laws. The Company will promptly pay and discharge, and will cause each Consolidated Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Consolidated Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Consolidated Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of the Company or such Consolidated Subsidiary; provided the Company or such Consolidated Subsidiary shall not be required to pay any such tax, assessment, charge levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Consolidated Subsidiary or any material interference with the use thereof by the Company or such Consolidated Subsidiary, and (ii) the Company or such Consolidated Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto. The Company will promptly comply and will cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupation Safety and Health Act of 1970,
ERISA and all laws, ordinances, and rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which would materially and adversely affect the properties, business, prospects, profits or condition of the Company and its Subsidiaries or would result in any lien or charge upon any property of the Company or any Subsidiary.

          Section 3.14. Maintenance, etc. The Company will maintain, preserve and keep, and will cause each Consolidated Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its bylines (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repair replacements, renewals and additions so that at all times the utility thereof shall not be impaired.

          Section 3.15. Nature of Business. Neither the Company nor any Consolidated Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Consolidated Subsidiaries would be substantially excluded from the business of operating psychiatric hospitals in the United Stated

          Section 3.16. Consolidated Tangible Net Worth. The Company will at all times keep and maintain Consolidated Tangible Net Worth at an amount not less than the sum of (i) 50% of Consolidated Net Income for the period from and after July 1, 1990 to and including the date of determination hereunder, computed on a cumulative basis for said entire period (if Consolidated Net Income for any fiscal year is a deficit figure then Consolidated Net Income for such fiscal year shall equal zero for the purposes of this section 3.16), plus (ii) either
(A) during the fiscal year ending June 30, 1990, $20,000,000 or (B) during the fiscal year beginning July 1, 1990 and any subsequent fiscal year during which any Notes outstanding, $25,000,000.

          Section 3.17. Fixed Charge Coverage. The Company will, as of the end of each fiscal quarter, keep and maintain the ratio of (i) sum of (A) Consolidated Cash Flow plus (B) Rentals to (ii) Fixed Charges for the most recent four fiscal quarters, at not less than (x) 1.5 to 1, in the case of any determination being made hereunder on or prior to June 30, 1991, and (y) 2.0 to 1, in the case of any determination being made hereunder at any time thereafter.

          Section 3.18. Limitations on Indebtedness.

          (a) The Company will not, and will not permit any Consolidated Subsidiary to, create, assume, incur or guarantee or in any manner be or become liable in respect of any Current Indebtedness or Funded Indebtedness, except:

          (1) the Note;

          (2) the Bank Debt, provided that during the twelve-month period immediately preceding the date of any determination hereunder (commencing on the date occurring twelve months after the Closing Date), there shall have been a period of 45 consecutive days during which the Company and each of its Consolidated Subsidiary shall have been free of all Indebtedness outstanding under the working capital facility of the Credit Agreement and all other Current Indebtedness;

          (3)  Funded   Indebtedness   of  the  Company  and  its   Consolidated
Subsidiaries outstanding as of the date of this Indenture and described in Annex B to Exhibit E attached to the Note Agreements;

          (4) Funded Indebtedness issued or incurred for the purpose of extending, renewing or refunding Funded Indebtedness (including the Bank Debt) outstanding as of the date of this Indenture, prodded that the principal amount of Funded Indebtedness extended, renewed or refinanced does not exceed the outstanding principal amount of such Funded Indebtedness at such time;

          (5) Guaranties entered late by the Company in the ordinary course of business, provided that the aggregate principal amount of Indebtedness which the Company may become obligated to pay thereunder shall not exceed $250,000 at any one time outstanding;

          (6) other Funded Indebtedness issued or incurred after July 1, 1990 provided that, at the time of the issuance or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof:

               (i)  Consolidated   Funded  Indebtedness  shall  not  exceed  the
following percentages of Total Capitalization:


                                                                 Percentage of
                                                                     Total
               Period                                            Capitalization
July 1, 1990 thru June 30, 1991                                       78%
July 1, 1991 thru June 30, 1992                                       74%
July 1, 1992 thru June 30, 1993                                       69%
July 1, 1993 and thereafter                                           65%

               (ii) the ratio of Consolidated Funded Indebtedness to Consolidated Cash Flow for the most recent four fiscal quarters shall not exceed
(A) 4.5 to 1, in the case of any determination being made hereunder on or prior to June 30, 1991, and (B) 4.0 to 1, in the case of any determination being made hereunder at any time thereafter;

               (iii) the sum of Consolidated Cash Floor plus Rentals for the most recent four focal quarters shall be not less then 1.5 times proforma Consolidated Debt Service for the immediately succeeding four fiscal quarters; and

               (iv) No Default or Event of Default shall have occurred and be continuing;

          (7) unsecured Current Indebtedness of the Company and its Consolidated Subsidiaries, prodded that during the twelve-month period immediately preceding the date of any determination hereunder (commencing on the date occurring twelve months after the Closing Date), there shall have been a period of 45 consecutive days during which the Company and each of its Consolidated Subsidiaries shall have been free of all Indebtedness outstanding under the working capital facility of the Credit Agreement and all other Current Indebtedness;

          (8) Current Indebtedness or Funded Indebtedness (i) of a Principal Subsidiary to the Company or to another principal Subsidiary and (ii) of the Company to a Principal Subsidiary;

          (9) Current Indebtedness or Funded Indebtedness (i) of a Consolidated Subsidiary other than a Principal Subsidiary to the Company or to another Consolidated Subsidiary other than a Principal Subsidiary and (ii) of the Company to a Consolidated Subsidiary other than a Principal Subsidiary;

          (10) Funded indebtedness representing purchase money obligations and secured by purchase money liens permitted by section 3.19(i), provided that (i) such Funded Indebtedness is incurred in compliance with the limitations on Indebtedness set forth in this section 3.18 and (ii) at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing;

          (11) unsecured Indebtedness of the Company or any of its Consolidated Subsidiaries incurred in the ordinary course of business resulting from physician or mental health practice guaranties pursuant to which the Company or any such Consolidated Subsidiary guarantees to pay a physician or mental health professional on the medical staff of a Hospital owned of operated by it a minimum annual income or guaranties by the Company for such Consolidated Subsidiary of obligations or any such physician or mental health professional

(Practice Gustier), in an aggregate amount at any one time outstanding in respect of Practice Guaranties for the benefit of any one physician or mental health professional not to exceed $250,000 and in an aggregate amount at any one time outstanding in respect of all such Practice Guaranties not to exceed $5,000,000.

          (12) Funded Indebtedness issued or incurred by the Company or any Consolidated Subsidiary in connection with the acquisition of telephone systems to be used at facilities owned by the Company or such Consolidated Subsidiary, provided that the aggregate principal amount of all such Funded Indebtedness at any one time outstanding shall not exceed $600,000;

          (13) additional unsecured Subordinated Funded Indebtedness in an aggregate principal amount not to exceed $2,000,000; provided that (i) all proceeds of such Subordinated Funded Indebtedness shall be used exclusively to retire the Subordinated Promissory Note, (ii) the terms of such Subordinated Funded Indebtedness (including interest rate, covenants, defaults, subordination provisions and related warrants if any) shall be no more favorable to the holders thereof than the terms of the Subordinated Secured Note and all such Subordinated Funded Indebtedness shall mature on or after April 1, 2000;

          (14) Guaranties of any Consolidated Subsidiary entered into pursuant to the Credit Agreement; provided that with respect to any such Guaranty entered into by any Principal Subsidiary (i) the obligations guaranteed by such Guaranty shall be limited to the amount of accounts receivable of the Principal Subsidiaries allocated to the lenders under the Credit Agreement under the receivable Print formula provided under the Intercreditor Agreement and (ii) recourse under such Guaranty shall be limited solely to the accounts receivable of such Principal Subsidiary, all subject to the accounts receivable sharing provided under the Intercreditor Agreement; and

          (15) additional Current Indebtedness incurred under the working capital facility of the Credit Agreement in an aggregate principal amount not to exceed $3,000,000, provided that, at the time of the issuance or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof:

               (i)  Consolidated   Funded  Indebtedness  shall  not  exceed  the
following percentages of Total Capitalization:

                                                                 Percentage of
                                                                     Total
               Period                                            Capitalization
July 1, 1990 thru June 30, 1991                                       78%
July 1, 1991 thru June 30, 1992                                       74%
July 1, 1992 thru June 30, 1993                                       69%
July 1, 1993 and thereafter                                           65%


               (ii) the ratio of Consolidated Funded Indebtedness to Consolidated Cash Flow for the most recent four fiscal quarters shall not exceed
(A) 4.5 to 1, in the case of any determination being made hereunder on or prior to June 30, 1991, and (B) 4.0 to 1, in the case of any determination being made hereunder at any time thereafter;

               (iii) the sum of Consolidated Cash Flow plus Rentals for the most recent four fiscal quarters shall be not less then 1.5 times pro-forma Consolidated Debt Service for the immediately succeeding four fiscal quarters; and

               (iv) No Default or Event of Default shall have occurred and be continuing;

and provided further that during the twelve-month period immediately preceding the date of any determination hereunder (commencing on the date occurring twelve months after the Closing Date there shall have been a period of 45 consecutive days during which the Company and each of its Consolidated Subsidiaries shall have been free of all Indebtedness outstanding under the working capital facility of the Credit Agreement and all other Current Indebtedness.

          (b) Any corporation which becomes a Consolidated Subsidiary after the date hereof shall for all purposes of this section 3.18 be deemed to have created, assumed or incurred at the time it becomes a Consolidated Subsidiary all Current Indebtedness and Funded Indebtedness of such corporation existing immediately after it becomes a Consolidated Subsidiary.

          Section 3.19. Limitation on Liens. The Company will not, and will not permit any Consolidated Subsidiary to, create or incur, or suffer to be incurred or to exist, any mortgage, pledge, security interest, encumbrance, lien or choke of any kind on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Consolidated Subsidiary to acquire, any property or wets upon conditional sales agreements or other title retention devices, except:

          (a) liens granted pursuant to or permitted by the Mortgages, the Indenture and the Pledge Agreements securing the Notes;

          (b) liens granted pursuant to the Credit Agreement in connection with the incurrence of any Bank Debt and described in Annex B to Exhibit E attached to the Note Agreements;

          (c) liens for property taxes and assessments or governments shares or levies and liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by section 3.13;

          (d) liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Consolidated Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured.

          (e) liens, charges, encumbrances and priority claims incidental to the conduct of business or the ownership of properties and assets (including warehousemens and attorneys' liens and statutory landlords' liens) and deposits, pledges or liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection trite the borrowing of money, provided, in each ease, that (i) the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings and (ii) the obligations secured by such liens are not material in the aggregate;

          (f) minor survey exceptions or minor encumbrances, easements or reservations, or rights of other for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are nicest for the conduct of the activities of the Company and its Consolidated Subsidiaries or which customarily exist on properties of corporations enacted in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Consolidated Subsidiaries;

          (g) mortgages, liens or security interests (i) securing Indebtedness of a Consolidated Subsidiary (other than a Principal Subsidiary) to the Company or to another Consolidated Subsidiary (other than a Principal Subsidiary) or
(ii) securing Indebtedness of a Principal Subsidiary to the Company or to another Principal Subsidiary;

          (h) mortgages, conditional sale contracts, security interests or other arrangements for the retention of title (Including Capitalized Leases) existing of the date of this Indenture and described in Annex B to Exhibit E attached to the Note Agreements securing Funded Indebtedness of the Company or any Consolidated Subsidiary outstanding on such date;

          (i) mortgages, conditional sale contracts, security interests or other arrangements for the retention of title (including Capitalized Leases) incurred after the date hereof given to secure the payment of the purchase price incurred in connection with the acquisition of fixed assets useful and intended to be used in carrying on the business of the Company or a Consolidated Subsidiary, including liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Consolidated Subsidiary of any business entity then owning such fixed assets, whether or not such existing liens were given to secure the payment of the purchase price of the titled assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, provided that (i) the lien or charge shall attach (A) solely to the property acquired or purchased and (B) within 120 days of the incurrence of the Indebtedness secured thereby, (ii) at the time of acquisition of such fixed assets the aggregate amount remaining unpaid on all Indebtedness secured by liens on such fixed assets whether or not assumed by the Company or a Consolidated Subsidiary shall not exceed an amount equal to 100% of the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets (as determined in good faith by the Board of Directors of the Company), and (iii) all such indebtedness shall have been incurred within the applicable limitations provided in section 3.18;

          (j) liens on accounts receivable of Consolidated Subsidiaries other than Principal Subsidiaries securing Current Indebtedness to banks incurred for working capital purposes, provided no such lien shall be granted or imposed (with or without the Consent of the Consolidated Subsidiary concerned) if after giving effect thereto any Default or Event of Default shall hare occurred and be continuing;

          (k) mortgages (but not by Principal Subsidiaries) associated with construction loans or permanent financing on new developments or facilities acquired after the date of this Indenture; prodded that (i) all Indebtedness secured by such mortgages is incurred in compliance with the applicable limitations contained in section 3.18, (ii) the lien of such mortgages shall attach within 120 days of the incurrence of the Indebtedness secured thereby and
(iii) the aggregate amount of all indebtedness secured by such mortgage shall not exceed an amount equal to (A) in the case of the acquisition of any such facilities, 75% of the lesser of the total purchase price or fair market value at the time of acquisition of such facilities (as determined in good faith by the Board of Directors of the Company) or (B) in the case of the construction of any such facilities, 100% of the lesser of the total construction cost or fair market value at the time of construction of such facilities (as determined in good faith by the Board of Directors of the Company);

          (l) liens in addition to the liens permitted by the preceding  clauses
(a) through (k), inclusive, securing Funded Indebtedness of the Company or any Consolidated Subsidiary, provided that (i) all Funded Indebtedness secured by such liens shall be incurred in compliance with the applicable limitations contained in section 3.18 and (ii) the aggregate amount of all Funded Indebtedness secured by such liens at any one time outstanding shall not exceed 15% of Consolidated Tangible Net Worth; and

          (m) any extension, renewal or replacement of any lien permitted by the preceding section 3.19(b) and (h) through (1), inclusive, in respect of the same property theretofore subject to such lien, incurred in connection with the extension, renewal or refunding of the Indebtedness secured thereby which is permitted by the limitations contained in section 3.18, provided that the principal amount of Indebtedness extended, renewed or refinanced does not exceed the outstanding principal amount of such Indebtedness at such time.

          Section 3.20. Dividends,  Stock Purchases,  Consolidated  Investments.
The Company will not, and shall not permit any Subsidiary to, except as hereinafter provided:

          (a) declare or pay any dividends,  either in cash or property,  on any
shares  of  its  capital  stock  of  any  class   (except   dividends  or  other
distributions payable solely in shares of capital stock of the Company); or

          (b) directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net cash proceeds to the Company from the substantially concurrent issue or sale of other shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock); or

          (c) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock; or

          (d) make any Restricted Investment;

(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options, Restricted Investments, and all such other distributions being herein collectively called "Restricted Payments" unless at the time of such Restricted Payment and after giving effect thereto (i) no Default or Event of Default shall have occurred and be continuing, (ii) Consolidated Funded Indebtedness shall not exceed 70% of Total Capitalization, (iii) the ratio of Consolidated Funded Indebtedness to Consolidated Cash Flow shall not exceed 4.0 to 1, (iv) the Company would be permitted to incur at least $1.00 of additional Funded Indebtedness under the provisions of section 3.18(a)(6) and (v) the aggregate amount of Restricted Payments made during the fiscal year in question would not exceed an amount equal to 50% of Consolidated Net Income for the immediately preceding fiscal year (or if such Consolidated Net Income is a deficit figure, then no Restricted Payments shall be made during the fiscal year in question).

          Notwithstanding  the limitations of this section 3.20, the Company may
(A) pay or declare the regular fixed dividends on shares of its Preferred Stock outstanding as of December 31, 1989 and remaining outstanding thereafter; provided that (i) at the time of such payment or declaration and after giving effect thereto no Default or Event of Default shall have occurred and be continuing and (ii) all such payments or declarations shall be included in all computations of Restricted Payments for all other purposes and (B) redeem capital stock of Gulf Coast Treatment Center, Inc. owned as of the date of this

Indenture by Dr. Todd Estroff; provided that (i) at the time of redemption and after giving effect thereto no Default or Event of Default with respect to the payment of any principal, interest or premium on or in respect of the Notes shall have occurred and be continuing and (ii) all such redemptions shall be included in all computations of Restricted Payments for all other purposes.

          The Company will not declare any dividend which constitutes a Restricted Payment payable more then 60 days after the date of declaration thereof.

          For the purposes of this section 3.20 the amount of any Restricted Payment declared, paid or distributed in property of the Company shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property at the time of the making of the Restricted Payment in question.

          Section 3.21. Mergers, Consolidations and Sales of Assets.

          (a) Subject to section 3.21(e) hereof, the Company will not, and will not permit any Consolidated Subsidiary to, (i) consolidate with or be a party to a merger with any other corporation or (ii) sell, lease or otherwise dispose of all or any substantial part (as defined in paragraph (d) of this section 3.21) of the assets of the Company and its Consolidated Subsidiaries, provided, however, that:

          (1) any Consolidated Subsidiary may merge or consolidate with or into the Company or any Consolidated Subsidiary so long as (i) in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation, (ii) at the time of such consolidation or merger and after giving effect thereto no Default or Event of Default shall have occurred and be continuing and (iii) after giving effect to such consolidation or merger the Company would be permitted to incur at least $1.00 of additional Funded Indebtedness under the provisions of section 3.18(a)(6); and

          (2) the Company may consolidate or merge with any other corporation if
(i) such surviving or acquiring entity is a U.S. corporation, (ii) such surviving or acquiring entity expressly assumes all obligations of the Company under the Notes and under this Agreement by written instrument reasonably satisfactory in form and substance to the Required Holders, (iii) at the time of such consolidation or merger and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, and (iv) after giving effect to such consolidation or merger the Company would be permitted to incur at least $1.00 of additional Funded Indebtedness under the provisions of section 3.18(a)(6).

          (b) Subject to section 3.21(e) hereof, the Company will not permit any Consolidated Subsidiary to issue or sell any shares of stock of any class (including as "stocks" for the purpose of this section 3.22, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Consolidated Subsidiary to any Person other than the Company or a Wholly-owned Consolidated Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Consolidated Subsidiary whereby the Company and/or such Consolidated Subsidiary maintain their same proportionate interest in such Consolidated Subsidiary.

          (c) Subject to section 3.21(e) hereof, the Company will not sell, transfer or otherwise dispose of any shares of stock in any Consolidated Subsidiary (except to qualify directors) or any Indebtedness of any Consolidated Subsidiary, and will not permit any Consolidated Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-owned Consolidated
Subsidiary) any shares of stock or any Indebtedness of any other Consolidated Subsidiary, unless:

          (1) simultaneously with such sale, transfer, or disposition, all shares of stock and all Indebtedness of such Consolidated Subsidiary at the time owned by the Company and by every other Subsidiary shall be sold, transferred or disposed of as an entirety;

          (2) the Board of Directors of the Company shall have determined, as evidenced by a resolution thereof, that the retention of such stock and Indebtedness is no longer in the best interests of the Company;

          (3) such stock and Indebtedness Is sold, transferred or otherwise disposed of to a Person, for a cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

          (4) the Consolidated Subsidiary being disposed of shall not have any continuing investment in the Company or any other Subsidiary not being simultaneously disposed of; and

          (5) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of the Company and its Consolidated Subsidiaries.

          (d) As used in this section 3.21, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Consolidated Subsidiaries only if (i) the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Consolidated Subsidiaries (other then in the ordinary course of business) during the immediately preceding twelve-month period exceeds 10% of the Consolidated Net Tangible Nets of the Company of its Consolidated Subsidiaries determined as of the end of the immediately preceding fiscal year or (ii) the assets referred to in the foregoing clause (i) contributed more than 10% of the Consolidated Net Income of the Company and its Consolidated Subsidiaries for the Immediately preceding twelve-month period; provided, however, that the sale or other disposition of any one hospital facility in any twelve-month period which (A) has a book value in excess of 10% of the Consolidated Net Tangible Assets of the Company and its Consolidated Subsidiaries determined as of the end of the immediately preceding fiscal year or contributed more than 10% of the Consolidated Net Income of the Company and its Consolidated Subsidiaries for the immediately preceding twelve-month period and (B) constitutes security for the obligations outstanding under the Credit Agreement shall not be included in any computation of sales or other dispositions hereunder.

          (e) The Company will not, and will not permit any Consolidated Subsidiary to, (1) sell, lease or otherwise dispose of any asset mortgaged or pledged pursuant to the Mortgages or the Pledge Agreements or otherwise constituting security for the Notes or (ii) sell or otherwise dispose of any receivables for consideration less than the stated value thereof.

          Section 3.22. Guaranties. The Company will not, and will not permit any Consolidated Subsidiary to, become or be liable in respect of any Guaranty except Guaranties of the Company which are limited in amount to a stated maximum dollar exposure and included in Current Indebtedness or Consolidated Funded Indebtedness

          Section 3.23. Repurchase of Notes. Neither the Company nor any Consolidated Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase Notes of either class (Senior Secured Notes or Subordinated Secured Notes) unless the offer has been made to repurchase Notes of such class, pro rata, from all holders of the Notes of such class at the same time and upon the same terms. In case the Company repurchases any Notes, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor.

          Section 3.24. Transactions with Affiliates. (a)The Company will not, and will not permit any Consolidated Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except (i) transactions in the ordinary course of and pursuant to the reasonable requirements of the
Company's or such Consolidated Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Consolidated
Subsidiary than would obtain in a comparable arm's-length tradition with a Person other than an Affiliate and (ii) the Personnel end Facility Sharing Agreement, dated of March 31, 1988, between the Company and Ramsay Corporation pursuant to which the Company receives fees in exchange for management services provided to River West Medical Center. The Company shall provide prior mitten notice to each holder of any Note of any transaction or arrangement with any Affiliate having a value in excess of $100,000.

          (b) The Company will not, and will not permit any Consolidated Subsidiary to, pay any management fees to any Affiliate during any fiscal year unless the aggregate amount of all management fees paid by the Company and its Consolidated Subsidiaries during such fiscal year shall not exceed the sum of
(i) $600,000 plus (ii) the Inflation Factor. For purposes of this section 3.24, the "Inflation Factor" shall mean $O for the fiscal years ending June 30, 1990 and June 30, 1991 and for any fiscal year thereafter shall mean an amount equal to the product of (A) the lesser of the Consumer Price Index and 10% multiplied by (B) the aggregate amount of management fees paid by the Company and its Consolidated Subsidiaries during the immediately preceding fiscal year.

          Section 3.25. Investments. The Company will not, and will not permit any Consolidated Subsidiary to, make any investments in or loans, advances or extension of credit to, any Person, except:

          (a) investments, loans and advances by the Company and its Consolidated Subsidiaries in and to Consolidated Subsidiaries, including any investment in a corporation engaged in the brained of operating psychiatric hospitals in the United States which, after giving effect to such investment, will become a Consolidated Subsidiary; provided that, at the time of such investment and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing, and provided further, that no Principal Subsidiary shall make any investment in any entity other than the Company or another Principal Subsidiary.

          (b) investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Consolidated Subsidiary, is rated A-1 or higher by Standard & Poor's Corporation, P-1 or higher by Moody's Investors Service, Inc. or an equivalent rating by any other nationally recognized credit rating agency of similar standing;

          (c) investments in direct obligations of the United States of America, or any agency thereof, maturing in twelve months or less from the date of acquisition thereof;

          (d) investments in certificates of deposit maturing within one year from the date of origin, issued by (i) a Bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $300,000,000 or (ii)so long as it has capital, surplus and undivided profits aggregating at least $300,000,000 and is rated A-3 or higher by Standard & Poor's Corporation, A- or higher by Moody's Investors Service, Inc. or an equivalent rating by any other nationally recognized credit rating agency of similar standing, Hibernia National Bank;

          (e) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Consolidated Subsidiary;

          (f) receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Consolidated Subsidiaries;

          (g) Investments in The Bethany Pavilion, a joint venture between the Company and Bethany General Hospital, in an aggregate amount not to exceed $2,635,000; and

          (h) Restricted Investments permitted by section 3.20 hereof.

          In valuing any investments, loans and advances for the purpose of applying the limitations set forth in this section 3.25, such investments, loans and advances shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal

          For purposes of this section 3.25, at any time when a corporation becomes a Consolidated Subsidiary, all investments of such corporation at such time shall be deemed to have been made by such corporation, as a Consolidated Subsidiary, at such time.

          Section 3.26. Termination of Pension Plans. The Company will not, and will not permit any Subsidiary to, permit any employee benefit plan maintained by it to be terminated in a manner which could result in the imposition of a lien on any property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

          Section 3.27. Reports and Rights of Inspection. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with generally accepted principles of accounting consistently maintained (except for changes disclosed in the financial statements furnished to you pursuant to this section 3.27 and concurred in by the independent public accountants referred to in section 3.27(b) hereof) and will furnish to each holder of any Note each other institutional holder of the then outstanding Notes and the Trustee (in duplicate if so specified below or otherwise requested):

          (a) Quarterly Statements. As soon as available and in any event within 50 days after the end of each quarterly fiscal period (except the last) of each fiscal year, duplicate copies of:

               (1)   consolidated   balance   sheets  of  the  Company  and  its
Consolidated Subsidiaries as of the close of such quarter setting forth in comparative form the consolidated figures for the end of the preceding fiscal year,

               (2) consolidated statements of income and retained earning of the Company and its Consolidated Subsidiaries for such quarterly period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, and

               (3) consolidated statements of cash flows of the Company and its Consolidated Subsidiaries for the portion of the fiscal year ending with such quarter setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Company;

          (b) Annual Statements. As soon as available and in any event within 105 days after the close of each fiscal year of the Company duplicate copies of:

               (1)   consolidated   balance   sheets  of  the  Company  and  its
Consolidated Subsidiaries as of the close of such fiscal year,

               (2) consolidated statements of income and retained earnings and cash flows of the Company and its Consolidated Subsidiaries for such fiscal year,

               (3) consolidated statements of income of the Company and in Principal Subsidiaries for such fiscal year, and

               (4) a budget for the Company and its Consolidated Subsidiaries for the immediately succeeding fiscal year together with an analysis of (i) changes in such budget from the budget prepared for the current fiscal year and
(ii) the variance of the projections made in the budget for the current fiscal year from the actual budget for such fiscal year, in each case with respect to items delivered pursuant to section 3.27(b)(1), (2) and (3) setting in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly, in all material respects, the financial condition of the Company and its Consolidated Subsidiaries and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly includes such tests of the accounting records and such other auditing procedures as were considered necessary to provide a reasonable basis for the opinion expressed in the report;

          (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Consolidated Subsidiary;

          (d) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceeding to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries;

          (e) Requested Information. With reasonable promptness, such other data and information as any holder of any Note may reasonably request;

          (f) Officers  Certificates.  Within the periods provided in paragraphs
(a) and (b) above, a certificate of an authorized financial officer of the Company stating, that such officer has reviewed the provisions of this Agreement and setting forth (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of section 3.16 through section 3.26, inclusive, at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto and stating whether the Company or any other Obligor has received any notice of possible decertification under any medical reimbursement program, including, but not limited to, Medicare, Medicaid and CHAMPUS;

          (g) Accountants' Certificates. Within the period provided in paragraph
(b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof; and

          (h) Annual Licensure Surveys. Not later than 30 days after receipt, a copy of each annual licensure survey of the appropriate state offices of health for each of the Hospitals.

Without limiting the foregoing, the Company will permit each Initial Purchaser, the Trustee and each Institutional holder of the then outstanding Notes (or such Persons as either an Initial Purchaser or such holder may designate), to visit and inspect, under the Company's guidance, any of the properties of the Company or any Subsidiary, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with the Initial Purchasers, the Trustee or any such holder the Finances and affairs of the Company and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested. The Company shall not be required to pay or reimburse the Initial Purchasers, the Trustee or any such holder for expenses which the Initial Purchasers, the Trustee or any such holder may Incur in connection with any such visitation or inspection unless such visitation or inspection is made by the Initial Purchasers, the Trustee or any such holder in response to the occurrence of a Default or an Event of Default.

          Section 3.28. Amendment and Modification of Credit Agreement and Other Documents. The Company will not, and will not permit any Subsidiary to, directly or indirectly, amend, modify or supplement any term, provision or condition of
(i) the Credit Agreement or any document ancillary or related thereto or (ii) any agreement, document, instrument or notes evidencing any existing or future Subordinated Funded Indebtedness without the prior written consent of the Required Holders

          Section 3.29. Prepayment of Certain Subordinated Funded Indebtedness. The Company will not, and will not permit any Subsidiary to, (i) make any principal payment on the Subordinated Convertible Promissory Note or (ii) make any principal payment on the Subordinated Promissory Note prior to April 1, 2000 except with the proceeds from (A) the issuance of the Subordinated Funded Indebtedness permitted by section 3.18(a)(13) or (B) an offering of common stock of the Company.

          Section 3.30. Environmental Evaluation and Remediation. Upon written direction from the Required Holders, the Company will promptly employ Fred C. Hart Associates, Inc. (or other independent professional engineering firm acceptable to such Required Holders) ("Environmental Engineers") to promptly conduct a ground water study of all potential groundwater contamination at Cumberland Hospital. If such study indicates groundwater contamination, the Company agrees that it will upon written direction from the Required Holders, immediately engage Environmental Engineers to promptly take the step necessary to remediate such contamination. All fees and expenses in connection with such study and remediation shall be paid by the Company. After such remediation has been completed, the Company shall deliver to each holder of an outstanding Note a copy of a clearance audit prepared by Environmental Engineers, which audit shall attest to the effective remediation of such contamination.

          Section 3.31. Interest Rate Protection Agreements. Within 60 days following the Closing Date, the Company shall have provided to each Purchaser evidence that the borrowers under the term loan facility provided in the Credit Agreement have entered into interest rate protection agreements with one or more of the lenders under the Credit Agreement or with other financial institutions reasonably acceptable to the Purchasers, providing for an interest rate cap for not less than 75% of the loans outstanding under such term loan facility or a swap of not less than 50% of the loans outstanding under such term loan facility.

SECTION 4. POSSESSION, USE AND RELEASE OF PROPERTY.

          Section 4.1. Obligors' Right of Possession. Provided no Default or Event of Default has occurred and is continuing, the Oblivious shall be suffered and permitted to remain in full possession, enjoyment and control of the Mortgaged Property, subject always to the observance and performance of the terms of this Indenture, the Note Agreements, the Pledge Agreements and the Mortgages.

          Section 4.2. Release of Mortgaged Property. (a) So long as no Event of Default has occurred and is continuing, the Obligors (other than the Company) shall be permitted to make dispositions of certain Property upon compliance with section 3.1 of the applicable Mortgage.

          (b) The Trustees shall release any Mortgaged Property taken by eminent domain or sold in anticipation of a taking by eminent domain upon compliance by the Obligor then owning such Property with the provisions of section 3.2 of the Mortgage.

          (c) In addition to the sale and release of Mortgaged Property pursuant to section section 4.2(a) and (b), the Obligor then owning such Property may sell or otherwise dispose of any Mortgaged Property" then subject to the Lien of this Indenture and any of the Mortgages or any indenture supplemental hereto, and the Trustees shall release the same from the Lien hereof or thereof to the extent and on the terms and upon compliance with the conditions provided for in any written consent given thereto at any time or from time to time by the holder or holders of all of the then outstanding Notes.

SECTION 5. PREPAYMENT OF LOANS.

          Section 5.1. Prepayments and Manner Thereof. Except to the extent provided for in this section 5, the Notes shall not be subject to prepayment or redemption in whole or in part at the option of the Obligors prior to the expressed maturity dates thereof. Every prepayment of Notes shall be made in accordance with the provisions of this section 5.

          Section 5.2. Mandatory Prepayment. (a) The Obligors agree that they will prepay the Senior Secured Notes at 100% of the principal amount of the Senior Secured Notes to be prepaid on March 31 and September 30 of each of the years and in the principal amount as follows:



  Prepayment                  Principal      Prepayment              Principal
    Date                        Amount          Date                   Amount
------------------          ------------ ---------------------     -------------
March 31, 1993               $2,825,000    March 31, 1997           $3,531,250
September 30, 1993            2,825,000    September 30, 1997        3,531,250
March 31, 1994                2,825,000    March 31, 1998            3,531,250
September 30, 1994            2,825,000    September 30, 1998        3,531,250
March 31, 1995                3,531,250    March 31, 1999            5,650,000
September 30, 1995            3,531,250    September 30, 1999        5,650,000
March 31, 1996                3,531,250
September 30, 1996            3,531,250

          (b) Subject to section 10 hereof, the Obligors agree that they will prepay the Subordinated Secured Notes at 100% of the principal amount of the Subordinated Secured Notes to be prepaid on March 31 and September 30 of each of the years and in the principal amounts as follows:


  Prepayment                  Principal      Prepayment               Principal
    Date                        Amount          Date                    Amount
----------------------      -------------    -------------------    ------------
March 31, 1994                $230,769.2     March 31, 1997          $230,769.23
September 30, 1994             230,769.2     September 30, 1997       230,769.23
March 31, 1995                 230,769.2     March 31, 1998           230,769.23
September 30, 1995             230,769.2     September 30, 1998       230,769.23
March 31, 1996                 230,769.2     March 31, 1999           230,769.23
September 30, 1996             230,769.2     September 30, 1999       230,769.23


          (c) Subject to section 10 hereof, the Obligors agree that they will pay the entire unpaid principal amount of the Notes at maturity on March 31, 2000. Prepayment of less than all of the Notes pursuant to the provisions of section 5.3, or section 5.4 shall not relieve the Obligors of their obligation pursuant to this section 5.2.

          Section 5.3. Optional Prepayment in the Event of Casualty or Condemnation. The Notes may be prepaid at any time prior to maturity, in whole or in part, through the application of moneys received by the Trustee pursuant to the provisions of section 3.1(b) or section 4.1 of any Mortgage upon payment of the principal amount of the Notes so to be prepaid and accrued interest thereon to the date of prepayment, together with a premium equal to the Yield-Maintenance Premium.

          Section 5.4. Optional Prepayment With Premium. In addition to the right of prepayment set forth in section 5.3, the Obligors shall have the privilege of prepaying either the Senior Secured Notes or the Subordinated Secured Notes, or both, at any time, either in whole or in part (but if in part in units of $100,000 or an integral multiple of $10,000 in excess thereof) by payment of the principal amount of such Notes or the portion thereof to be prepaid, and accrued interest thereon to the date of prepayment, together with a premium equal to the Yield-Maintenance Premium.

          "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to section 5.3, section 5.4 or section 5.5 hereof (any partial prepayment being applied in satisfaction of required payments of principal in inverse order of their scheduled due dates) or is declared to be immediately due and payable pursuant to section 6.2 hereof, as the context requires.

          "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Tolerate Service (or such other display as may replace Page 678 on the Tolerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of with time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

          "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with react to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

          "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to section 5.3, section 5.4 or section 5.5 hereof or is declared to be immediately due and payable pursuant to section 6.2 hereof, as the context requires.

          "Yield-Maintenance Premium" shall mean with respect to any Note, a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Premium shall in no event be less than zero.

          Section 5.5. Prepayment on Charge in Control. (a) In the event that a Change in Control Date shall occur, the Company will give immediate written notice (a "Company Notice") of such fact to the Trustee and all holders of the Notes. The Company Notice shall (i) describe the facts and circumstances of such Change in Control in reasonable detail, (ii) refer to this section 5.5 and the rights of the holders of the Notes to require prepayment of their Notes on the terms and conditions provided for herein, (iii) contain an offer by the Obligors to prepay all of the outstanding Notes in full together with accrued interest to the date of prepayment and a premium equal to the Yield-Maintenance Premium, and
(iv) set forth the date, which shall be not less than 30 nor more than 60 days following the date of the Company Notice, on which the Obligors will make such prepayment. Each holder of the Notes shall have the right to accept such offer and require prepayment of the Notes held by such holder in full by written notice to the Company given within 30 days following receipt of the Company Notice. The Obligors shall on the prepayment date set forth in the Company Notice prepay all Notes held by holders who have accepted such offer of prepayment.

          (b) In the event the Company fails to give the Company Notice as required above, upon the occurrence of a Change in Control Date, each holder of Notes shall have the right to require the Obligors to prepay such holder's Notes in full together with accrued interest thereon to the date of prepayment and a premium equal to the Yield-Maintenance Premium. Notice of a required prepayment



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                                                                              55

pursuant to this section 5.5(b) shall be delivered by any holder of Notes to the Company not more than 30 days after such holder has actual knowledge of such Change in Control Date. The date of such prepayment shall be the same date as the Change in Control Date or, in the event the Change in Control Data shall have occurred prior to receipt of the notice from a Noteholder, then such prepayment together with accrued interest and a premium equal to the Yield-Maintenance Premium, if any, thereon shall be on the date designated in, and shall be not less than 30 nor more than 60 days following the date of, such holders notice.

          "Acquiring Person" shall mean any Person or group of two or more Persons acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of Voting Stock of the Company, together with all affiliates and associates (as defined in Rule 12b-2 under the Securities and Exchange Act of 1934, as amended) of such Persons.

          "Change in Control" means any event after the occurrence of which an Acquiring Person other than The Paul Ramsay Group of Sydney, Australia owns more than 50% (by number of votes) of the Voting Stock of the Company.

          "Change in Control Date" shall mean any date upon which a Change in Control shall have occurred.

          Section 5.6. Notice of Prepayments. The Company will give written notice of any prepayment of any of the Notes pursuant to the provisions of section 5.3, section 5.4 or section 5.5 to each holder of the Notes (with a copy to the Trustee) not less than 30 days nor more than 60 days before the date fixed for such prepayment specifying (a) such date, (b) the section of this Indenture and/or the applicable Mortgage under which the prepayment is to be made, (c) the aggregate principal amount of all Notes to be prepaid on such date and the principal amount of the holder's Notes to be prepaid on such date, (d) the accrued interest applicable to the prepayment, and (e) whether any premium may be payable in connection with such prepayment. Such notice of prepayment shall also certify all facts which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with premium, if any, and accrued interest thereon shall become due and payable on the prepayment date. In the event of any prepayment in accordance with the provisions of section 5.3, section 5.4 or section 6.2, on or prior to the prepayment date, the Company shall provide the Trustee and each holder of the Notes written notice of the




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                                                                              56

amount of the premium payable in connection with such prepayment, whether or not any premium is payable, together with a reasonably detailed calculation thereof. The Trustee shall have no responsibility to verify any such calculation.

          In the event that the Company shall have given written notice in accordance with the provisions of this section 5.6 of any prepayment of any of the Notes pursuant to the provisions of section 5.4 and shall fail to make such prepayment on the date specified in such notice for such prepayment, the Company promptly shall pay to each holder of Notes an amount equal to any costs and expenses incurred by any such holder in reliance on any such notice of prepayment.

          Section 5.7. Allocation of Prepayments. (a) The aggregate principal amount of each optional partial prepayment of the Notes shall be made in units of $1,000 or multiples thereof. Partial prepayments shall be credited in each case first, against the final maturity of the Notes being prepaid and then, against the required prepayments on such Notes in the inverse order of the maturities thereof.

          (b) In any case of the partial prepayment of Notes of either class pursuant to section 5.2, section 5.3 or section 5.4, the aggregate principal amount of the Notes of such class to be prepaid shall be allocated to each holder of such Notes in the same proportion as the principal amount of the Notes of such class of such holder bears to the aggregate principal amount of all Notes of such class then outstanding.

SECTION 6. REMEDIES OF THE TRUSTEES AND THE NOTEHOLDERS.

          Section 6.1. Definition of Event of Default; Acceleration of Maturity. The following events are hereby defined for all purposes of this Indenture as "Events of Default":

          (a) if default shall be made in the payment of any interest payment on any Note when and as the same shall become due and payable and any such default shall continue for five days; or

          (b) if default shall be made in the payment of any required prepayment on any of the Notes as provided in section 5.2; or

          (c) if default shall be made in the payment of the principal of any Note or the premium thereon at the expressed or any accelerated maturity date or at any date fixed by this Indenture for mandatory prepayment; or

          (d) if any representation or warranty of any of the Obligors set forth in this Indenture, the Note Agreements, any Pledge Agreement or any Mortgage or in any certificate delivered pursuant hereto or thereto or in any notice, certificate, demand or request delivered to the Trustees or any holder of Notes pursuant to this Indenture, the Note Agreements, any Pledge Agreement or any Mortgage shall prove to be false or misleading in any material respect as of the time when the same shall have been made; or

          (e) If default shall be made in the due observance or performance of any covenant or agreement contained in section 3.5 or section 3.8 and such default shall have continued for 30 days after the earlier of (i) the giving of notice of such default by the Obligors to the Trustee in accordance with section
3.10 or (ii) receipt of written notice thereof by the Obligors; or

          (f) if default shall be made in the due performance or observance of any covenant or agreement contained in section 3.16 through section 3.26, inclusive, hereof; or

          (g) if the Company or any Consolidated Subsidiary defaults in any payment of principal of or interest on any other obligation for money borrowed (or any obligation under any Capitalized Lease, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Consolidated Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration shall occur and be continuing exceeds $1,000,000; or

          (h) if default shall be made in the due observance or performance of any other covenant, condition or agreement of the Obligors contained herein or in the Note Agreements, the Notes, any Pledge Agreement or any Mortgage, and such default shall have continued for 10 days after any Obligor shall have knowledge of such default; or

          (i) if any Obligor becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or any Obligor causes or suffers an order for relief to be entered with respect to it under applicable Federal bankruptcy law or applies for or consents to the appointment of a custodian, trustee or receiver for any Obligor or for the major part of its Properties; or

          (j) if any decree or order for relief in respect of any Obligor is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

          (k) If any Obligor petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of any Obligor, or of any substantial part of the assets of any Obligor, or commences a voluntary case under the Bankruptcy Law of the United States or any proceeding (other than proceedings for the voluntary liquidation and dissolution of an Obligor) relating to any Obligor under the Bankruptcy Law of any other jurisdiction; or

          (l) if any such petition or application is filed, or any such proceedings are commenced, against any Obligor and such Obligor by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceeding and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

          (m) any order, judgment or decree is entered in any proceedings against any Obligor decreeing the dissolution of such Obligor and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (n) if final judgment or judgments for the payment of money in excess of $100,000 is or are outstanding against any Obligor or against any of its property or assets and any one of such judgments has remained unpaid, unvacated,


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                                                                              59

unbonded and unstayed by appeal or otherwise for a period of 30 days after the date of its entry; or

          (o) if the Company shall default (after the expiration of any applicable grace periods) in the due and punctual observance and performance of its agreements and undertakings set forth in the Warrants issued to the original purchasers of the Subordinated Secured Notes pursuant to the Note Agreements, or any such Warrant shall be held by a court or competent jurisdiction to be invalid or unenforceable in any material respect; or

          (p) if the Company or any Consolidated Subsidiary defaults in any payment of principal of or interest on any other obligation for money borrowed (or any obligation under any Capitalized Lease, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto and the effect of such default is to cause such obligation to become due prior to any stated maturity, or the Company or any Consolidated Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause such obligation to become due prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing acceleration shall occur and be continuing exceeds $1,000,000.

          Section 6.2. Acceleration of Note Obligations.

          (a) If any Event of Default described in paragraphs (a) through (h) or paragraph (n) of section 6.1 hereof exists, upon written request of the holder or holders of at least 51% in aggregate principal amount of the Senior Secured Notes then outstanding, the Trustee shall declare the entire principal of and all interest accrued on and all other sums payable under all Senior Secured Notes then outstanding to be, and such Notes shall thereupon become, or

          (b) subject to the provisions of section 10 hereof, if any Event of Default described in paragraphs (a) through (f) or paragraph (h), (n), (o) or
(p) of section 6.1 hereof exists, upon written request of the holder or holders of at least 51% in aggregate principal amount of the Subordinated Secured Notes



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                                                                              60


then outstanding, the Trustee shall declare the entire principal and all interest accrued on all Subordinated Secured Notes then outstanding to be, and such Subordinated Secured Notes shall thereupon become, or

          (c) if any Event of Default described in paragraph (i), (j), (k), (1) or (m) of section 6.1 hereof shall have occurred, all outstanding Notes, without any action on the part of the Trustee or of any holder of any Notes, shall be forthwith, due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Obligors, and the Obligors will forthwith pay to the Trustee for the benefit of the holder or holders of all the Notes which have so become due and payable the entire principal of and interest accrued on and all other sums payable under such Notes and, if the Notes have so become due and payable as a result of any Event of Default described in section 6.1(a) through section 6.1(h), inclusive, section 6.1(n), section 6.1(o) or section 6.1(p), to the extent permitted by law, the Yield-Maintenance Premium (as liquidated damages and not as a penalty), if any, applicable to such Notes; provided, that during the existence of an Event of Default described in section 6.1(a), (b) or (c) and irrespective of whether the Trustee shall have declared all the Notes of either class to be due and payable pursuant to this section 6.2 (but subject to the provisions of section 10 hereof), any holder of the Notes with respect to which such default has occurred which has not consented to any waiver with respect to such Event of Default may, at its option, by notice in writing to the Obligors and the Trustee, declare the Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable together with all interest accrued thereon without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Obligors, and the Obligors shall forthwith pay to the Trustee for the benefit of such holder of Notes the entire principal of and interest accrued on and all other sums payable under such Notes and, to the extent permitted by law, the Yield-Maintenance Premium, it any, as aforesaid, in the event that any holder of Notes shall declare any Notes to become due and payable pursuant to the provisions of this section 6.2, the Company shall promptly, but in any event within five Business Days of such declaration, deliver to each other holder of Notes and the Trustee written notice of such declaration.

          In case the Obligors shall fail to pay the same forthwith, the Trustees, in their own name or as trustees of an express trust, shall be entitled to recover judgment for the whole amount so due and unpaid against



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                                                                              61

the Obligators and/or any other obligor on the Notes. The right of the Trustees to recover such judgment shall not be affected by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture. The Trustees in their discretion may exercise in addition all other rights and powers described herein as they may deem best for the protection and enforcement of the interests and rights of the Trustees and of the holders of the Notes then outstanding.

          Section 6.3. Annulment of Acceleration of Note Obligation. If a declaration of acceleration of maturity of the Notes of either class is made pursuant to section 6.2 by the Trustee, then and in every such case, the holders of 66-2/3% in aggregate principal amount of the Senior Secured Notes then outstanding or, if no Senior Secured Notes are then outstanding, the holders of 66-2/3% in aggregate principal amount of the Subordinated Secured Notes then outstanding may, by written instrument filed with the Company and the Trustee, rescind and annul such declaration, and the consequences thereof; provided, that at the time such declaration is annulled and rescinded:

          (a) no judgment or decree has been entered for the payment of any monies due pursuant to any Notes of either class or this Indenture;

          (b) all arrears of interest upon all the Notes of all classes and all other sums payable under the Notes and under this Indenture (except any principal, interest, Yield-Maintenance Premium or premium on the Notes which has become due and payable by reason of such declaration under section 6.2) shall have been duly paid; and

          (c) each and every other Default and Event of Default shall have been waived pursuant to section 6.14 or otherwise made good or cured;

and, provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

          Section 6.4. Suits for Enforcement; Power of Sale. In case of the happening of an Event of Default, the Trustees from time to time in their discretion may exercise, subject to section 10 hereof, in addition to all other rights and powers described herein or permitted under applicable law, all or any of the following powers as they may deem best for the protection and enforcement of the interests and rights of the Trustees and of the holders of the Notes then outstanding:



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                                                                              62

          (a) the Trustees may in their own name and as trustees of an express trust protect and enforce their rights and the rights of the holders of the Notes by bringing such actions, at law or in equity or before any administrative tribunal, as the Trustees, being advised by counsel, shall deem appropriate or as they may be directed in writing by the Required Holders, including, without limitation, actions for the specific performance of any covenant hereof, or of the Notes, and for the foreclosure of any one or all of the Pledge Agreements or any one or all of the Mortgages; and the Trustees shall be entitled, in their own names and as trustees of an express trust, to recover judgment for any and all sums then, or during any Default, becoming due and payable by the Obligors under any provision hereof or of the Notes, the Pledge Agreements or Mortgages, including, without limitation, any deficiency in the payment of all amounts due under the provisions hereof or of the Notes, the Pledge Agreements or Mortgages, remaining after any sale of the Mortgaged Property in foreclosure proceedings or by virtue of the Trustees' power of sale or otherwise, and, in addition thereto, such amounts as shall be sufficient to cover the costs and expenses of collection, including attorneys' fees, and of other proceedings hereunder, and to collect out of the Property of the Obligators in any manner provided by law all amounts adjudged or decreed to be payable;

          (b) the Trustees as a matter of contract right and not as a penalty shall be entitled to the appointment of a receiver of, or may enter upon and take possession of, all or any part of the Mortgaged Property and such receiver or the Trustees shall thereupon be entitled to operate all or any part of the Mortgaged Property and to make all expenditures and to take all actions necessary or desirable therefor, and to collect and retain all income and earnings arising from such Property or business; and

          (c) the Trustees may, with or without entry as aforesaid, sell all or any part of the Mortgaged Property at public or private sale, upon such notice, in such manner, at such time or times, and upon such terms consistent with the applicable laws of the respective States wherein such Mortgaged Property is located, as the Trustees may determine.

          Section 6.5. Remedies Under Mortgages; Foreclosure and Sale of Mortgaged Property. (a) The Trustees, as Mortgagee, may exercise all or any of the remedies under one or more of the Mortgages.



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                                                                              63

          (b) In the event of any sale made under or by virtue of this Indenture, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or decree of foreclosure and sale, the whole of the Mortgaged Property may be sold in one parcel and as an entirety, or in separate parcels or lots, as the Trustees may reasonably determine, or as they may be directed by the written direction of the Required Holders.

          Sections 6.6. Adjournment of Sale. The Trustees may adjourn from time to time any sale by them to be made under the provisions of this Indenture, by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by law, the Trustees, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

          Section 6.7. Trustees May Execute Conveyances and Deliver Possession; Sale a Bar. Upon the completion of any sale or sales made under or by virtue of this Indenture, the Trustees shall execute and deliver to the accepted purchaser or purchasers a good and sufficient deed, or good and sufficient deeds, and other instruments conveying, assigning and transferring all their estate, right, title and interest in and to the Properties, privileges and rights so sold. The Trustees are hereby irrevocably appointed the true and lawful attorneys-in-fact of the Obligors, in their names and stead or in the name of the Trustees, to make all necessary conveyances, assignments, transfers and deliveries of the premises and the Property, privileges and rights so sold and for that purpose the Trustees may execute all necessary deeds and instruments of assignment and transfer, and may substitute one or more Persons with like power, the Obligors hereby ratifying and confirming all that their said attorneys or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, the Obligors, if so requested in writing by the Trustees, shall ratify and confirm any such sale or sales by executing and delivering to the Trustees or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of the Trustees, for the purpose and as may be designated in such request.

          Any such sale or sales made under or by virtue of this Indenture, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all estate, right, title, interest, claim or demand


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                                                                              64


whatsoever, whether at law or in equity, of the Obligors, in and to the premises, Property, privileges and rights so sold, and shall be a perpetual bar both at law and in equity against any Obligor, its successors and assigns, and against any and all Persons claiming or who may claim the same, or any part thereof from, through or under any Obligor, its successors or assigns.

          Section 6.8. Receipt Sufficient Discharge for Purchaser. The receipt of the Trustee or of the court officer conducting any such sale for the purchase money paid at any such sale shall be a sufficient discharge therefor to any purchaser of the Property, or any part thereof, sold as aforesaid; and no such purchaser or his representatives, grantees or assigns, after paying such purchase money and receiving such receipt, shall be bound to see the application of such purchase money upon or for any trust or purpose of this Indenture, or shall be answerable in any manner whatsoever for any loss, misapplication or non-application of any such purchase money or any part thereof, nor shall any such purchaser be bound to inquire as to the necessity or expediency of any such sale.

          Section 6.9. Sale to Accelerate Notes. In the event of any sale made under or by virtue of this Indenture, whether made under the power of sale herein granted or under or by virtue of judicial proceeding or of a valid judgment or decree of foreclosure and sale, the principal of the Notes, if not previously due, immediately thereupon shall become due and payable, anything in the Notes or in this Indenture to the contrary notwithstanding.

          Section 6.10. Application of Proceeds of Sale. The proceeds of any exercise of rights with respect to any Mortgaged Property, the proceeds and the avails received by the Trustee upon the exercise by the Trustee of any of its rights or remedies under this Indenture, shall be paid and applied, subject to section 10 hereof, as follows:

          (a) First, to the payment of all amounts then due to the Trustee for advances made pursuant to section 3.9 hereof and then to the payment of costs and expenses of foreclosure or suit, if any, and of such sale, and of all compensation and other proper expenses, liability and advances, including legal expenses and attorneys' fees, incurred or made hereunder by the Trustee, or the holder or holders of the Senior Secured Notes (or, with the prior consent and approval of the Required Holders, of any Subordinated Secured Notes), in connection with the collection of any sums due on the Notes or in otherwise evaluating, protecting, asserting, defending or enforcing any of their rights,



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                                                                              65


including any bankruptcy or insolvency proceedings involving any Obligor, and of all taxes, assessments or Liens superior to the Lien of this Indenture or any of the Mortgages, except any taxes, assessments or other superior Lien subject to which said sale may have been made;

          (b) Second, to the payment of the principal, interest and Yield-Maintenance Premium, if any, and all other sums then due and unpaid on all Senior Secured Notes then outstanding, without preference or priority of any of the foregoing items over any other or of any such Note over any other and, in case such proceeds shall be insufficient to pay in full the whole amount of principal, interest and Yield-Maintenance Premium and all other sums so due and unpaid on such Senior Secured Notes so outstanding, then ratably among the holds of all Senior Secured Notes outstanding according to the aggregate amounts due respectively for principal, interest and Yield-Maintenance Premium, if any, on each such Senior Secured Note;

          (c) Third, to the payment of costs and expenses, including legal expenses and attorneys' fees, incurred hereunder by the holder or holders of the Subordinated Secured Notes;

          (d) Fourth, to the payment of the principal, interest and Yield-Maintenance Premium, if any, then due and unpaid on all Subordinated Secured Notes then outstanding, without preference or priority of any of the foregoing items over any other or of any such Note over any other and, in case such proceeds shall be insufficient to pay in full the whole amount of principal, interest and Yield-Maintenance Premium and all other sums so due and unpaid on such Subordinated Secured Notes so outstanding, then ratably according to the amounts due respectively for principal, interest and Yield-Maintenance Premium, it any, on each such Subordinated Secured Note; and

          (e) Fifth, to the payment of the surplus, if any, to the Obligors, their successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

          Section 6.11. Purchase of Trust Estate. Upon any sale made under or by virtue of this Indenture, whether made under the power of sale herein granted or under or by virtue of judicial proceeding or of a judgment or decree of foreclosure and sale, the Trustees or any Noteholder or Noteholders may bid for and purchase the Mortgaged Property being sold, and upon compliance with the terms of sale, may hold, retain and possess and dispose of such Property in his


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                                                                              66

or their own absolute  right without  further  accountability;  and,  subject to section 10 hereof, any purchaser at any such sale may, in paying the purchase price, turn in any of the Notes in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon. Said Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the holders thereof after a notation of such partial payment shall have been made thereon.

          Section 6.12. Trustees Entitled to Appointment of Receiver. The Obligors further covenant that upon the happening of any Event of Default and thereafter during the continuance of such Event of Default unless the same shall have been waived as hereinafter provided, the Trustees shall be entitled, as a matter of right, if they shall so elect, (a) forthwith and without declaring the principal of the Notes to be due and payable, or (b) after declaring the same to be due and payable, or (c) upon the filing of a bill in equity to foreclose this Indenture or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of the Trustees or of the holders of the Notes, to the appointment of a receiver or receivers of the Mortgaged Property and of all the earning, revenues, rents, issues, profits and income thereof, with such powers as the court making such appointment shall confer, which may comprise any or all of the powers which the Trustees are authorized to exercise by the provisions of section 6.4(b). The Obligors, if requested so to do by the Trustees, will consent to the appointment of any such receiver as aforesaid.

          Section 6.13. Trustees May Enforce Rights Without Notes. All rights of action under this Indenture or under any of the Notes may be enforced by the Trustees without the possession of any of the Notes and without the production thereof at any trial or other proceedings relative thereto. Any such suit or proceedings instituted by the Trustees shall be brought in their own names or as Trustees, and any recovery of judgment shall be, subject to the rights of the Trustees and subject to section 10 hereof, for the ratable benefit of the holders of the Notes outstanding.

          Section 6.14. Notice of Event of Default; Waiver. The Trustee shall promptly after the earlier of (a) receipt of notice from the Obligors or the holder of any Notes of the occurrence of a Default or Event of Default or (b) obtaining actual knowledge of any Event of Default give notice thereof by registered or certified mail, to the holders of all Notes at the time outstanding. The Required Holders may waive any Default or Event of Default hereunder and its consequences which result from the failure of the Obligors


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                                                                              67


to comply with any provisions of this Indenture, compliance with which can be waived by such holders pursuant to section 8.2; provided, however that a Default in the payment of principal of or premium, if any, on any Notes called for prepayment or interest on the Notes may be so waived but only if, prior to such waiver, all arrears of principal, premium, if any, and interest, and all expenses of the Trustees and of the holders of the Notes shall be paid or shall be provided for by deposit with the Trustee of a sum sufficient to pay the same and if no other Default or Event of Default shall have occurred and then be continuing. In case of any such waiver, or in case any proceedings taken on account of any such Default or Event of Default shall be discontinued or abandoned or determined adversely to the Trustees, then and in every such case, the Obligors, the Trustees and the holders of the Notes shall be restored to their former positions and rights hereunder respectively. No such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          Section 6.15. Limitation on Noteholders' Right to Sue. No holder of any Note shall have any right to institute any suit, action or proceeding at law or in equity growing out of any provision of this Indenture, or for the foreclosure or enforcement of this Indenture, unless and until an Event of Default shall have happened and unless and until such holder shall have previously given to the Trustee written notice of the occurrence of such Event of Default and of the continuance thereof as above provided, and also (except as hereinafter provided) unless and until the holders of at least 25% in principal amount of the Senior Secured Notes then outstanding shall have made written request upon the Trustees and shall have afforded to them a reasonable opportunity to institute such action, suit or proceeding in their own names, and unless also the Trustees shall have been offered security and Indemnity satisfactory to them against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustees shall have neglected or refused to institute any such action, suit or proceeding within a reasonable time after receipt of such notification, request and offer of indemnity; and such notification, request, offer of indemnity and refusal or neglect are hereby declared in every such case to be conditions precedent to the institution by any holder of the Notes of any such action, suit or proceeding; it being understood and intended and being expressly covenanted by the holder of every Note with every other holder and with the Trustees that no one or more holders of the Notes shall be entitled to take any action or institute any such suit to enforce


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                                                                              68


the payment of its Notes if and to the extent that the taking of such action or the Institution or prosecution of any such suit or the entry of judgment therein would under applicable law result in a surrender, impairment, waiver or loss of the Lien of this Indenture upon the Mortgaged Property, or any part thereof, as security for Notes held by any other holder of the Notes, or shall have any right in any manner whatever to effect, disturb or prejudice the rights of the holder of any other Notes, or to enforce any right hereunder, except in the manner herein provided, and, subject to section 10 hereof, for the equal, ratable and common benefit of all holders of the Notes. Subject to section 10 hereof, nothing in this section 6 or elsewhere in this Indenture or in the Notes contained, however, shall affect or impair the obligation of the Obligors, which is unconditional and absolute, to pay the principal of, and premium, if any, and the interest on, the Notes to the respective holders of the Notes, in the manner and at the time and places therein expressed, nor shall it affect or impair the right of the holders of the Notes, by an action at law upon the promises to pay therein contained, to enforce such payment.

          Section 6.16. Remedies Cumulative. No remedy herein conferred upon or reserved to the Trustees or to the holders of the Notes is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

          Section 6.17. Delay or Omission Not a Waiver. No delay or omission of the Trustees, or of any holder of the Notes, to exercise any right or power accruing upon any Default or Event of Default, shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every power and remedy given by this Indenture to the Trustees or to the holders of the Notes may be exercised from time to time and as often as may be deemed expedient by the Trustees or by the holder of the Notes.

          Section 6.18. Waiver of Extension, Appraisement, Stay Laws. The Obligors will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Indenture; nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisement of the Mortgaged Property, or any part thereof, prior





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                                                                              69


to any sale or sales thereof which may be made pursuant to any provision herein contained, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted by the United States of America or by any state or territory, or otherwise, to redeem the Property so sold or any part thereof; and the Obligors hereby expressly waive all benefits or advantage of any such law or laws, and covenant not to hinder, delay or impede the execution of any power herein granted or delegated to the Trustees, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted.

          Section 6.19. Control of Remedies by Noteholders. Notwithstanding any other provision of this section 6, the Required Holders shall have the right, by an instrument in writing delivered to the Trustees, to determine which of the remedies herein set forth shall be adopted and to direct the time, method and place of conducting all proceeding to be taken under the provisions of this Indenture for the enforcement thereof or of the Notes; provided, however, that the Trustees shall have the right to decline to follow any such direction if the Trustees shall be advised by an Opinion of Counsel that the action or proceeding so directed may not lawfully be taken or would be unjustly prejudicial to holders of Notes not parties to such direction.

          Section 6.20. Trustees May File Proofs of Claims. The Trustees are hereby appointed, and each and every holder of the Notes, by receiving and holding the same, shall be conclusively deemed to have appointed the Trustees the true and lawful attorney-in-fact of such holder, with authority to make or file, in their own names as trustees of an express that or otherwise as they shall deem advisable, in any receivership, insolvency, liquidation, bankruptcy, arrangement, reorganization or other judicial proceeding relative to any Obligor or any other obligor upon the Notes or to their respective creditors or Property, any and all claims, proofs of debt, petitions, consents, other documents and amendments of any thereof, as may be necessary or advisable in order to have the claims of the Trustees and of the holders of the Notes allowed in any such proceeding, and to collect and receive any moneys or other Property payable or deliverable on any such claim, proof of debt, petition or other document and to distribute the same after the deduction of the charges and expenses of the Trustees, and to execute and deliver any and all other papers and documents and to do and perform any and all other acts and things, as they may deem necessary or advisable in order to enforce in any such proceedings any of the claims of the Trustees and of any such holders in respect of any of the




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                                                                              70

Notes; and any receiver, assignee, trustee or debtor in any such proceeding is hereby authorized, and each and every holder of the Notes, by receiving and holding the same, shall be deemed to have authorized any such receiver, assignee, trustee or debtor, to make any such payment or delivery to or on the order of the Trustees, and in the event that the Trustees shall consent to the making of such payments or deliveries directly to the holders of the Notes to pay to the Trustees any amount due them for compensation and expenses, including counsel fees, incurred by them down to the date of such payment or delivery; provided, however, that nothing herein contained shall be deemed to authorize or empower the Trustees to consent to or accept or adopt, on behalf of any holder of Notes, any plan of reorganization or readjustment of any Obligor affecting the Notes or the rights of any holder thereof, or to authorize or empower the Trustees to vote in respect of the claim of any holder of any Note in any such proceedings.

          Section 6.21. Remedies Subject to Provisions of Law. All rights, remedies and power provided by this section 6 may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this section 6 are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid or unenforceable under the provisions of any applicable law.

SECTION 7. CONCERNING THE TRUSTEES.

          The Trustees accept the trusts hereunder and agree to perform the same, but only upon the terms and conditions hereof, including the following, to all of which the Obligors and the respective holder of the Notes at any time outstanding by their acceptance thereof agree:

          Section 7.1. Duties of Trustees. The Trustees undertake (a) except while an Event of Default shall have occurred and be continuing, to perform such duties and only such duties as are specifically set forth in this Indenture, and
(b) while an Event of Default shall have occurred and be continuing, to exercise such of the rights and powers as are vested in them by this Indenture, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.




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                                                                              71

          The Trustees upon receipt of instruments furnished to the Trustees pursuant to the provisions of this Indenture, shall examine the same to determine whether or not such instruments appear to conform to the requirements of this Indenture. Unless notified in writing to the contrary by the Required Holders, the Trustee may assume all insurance required to be maintained by the Obligor under the term of this Indenture is acceptable to the Required Holders.

          Section 7.2. Trustees' Liability. No provision of this Indenture shall be construed to relieve the Trustees from liability for their own negligent action, negligent failure to act, or their own willful misconduct, except that:

          (a) unless an Event of Default shall have occurred and be continuing, the Trustees shall not be liable except for the performance of such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustees but the duties and obligations of the Trustees shall be determined solely by the express provisions of this Indenture; and

          (b) In the absence of bad faith on the part of the Trustees, the Trustees may rely upon the authenticity of, and the truth of the statements and the correctness of the opinions expressed in, and shall be protected in acting upon, any resolution, Officers' Certificate, Opinion of Counsel, Note, request, notice, consent, waiver, order, signature guaranty, notarial seal, stamp, acknowledgment, verification, appraisal, report, stock certificate, or other paper or document believed by the Trustees to be genuine and to have been signed, affixed or presented by the proper party or parties; and

          (c) in the absence of bad faith on the part of the Trustees, whenever the Trustees, or any of their agents, representatives, experts or counsel, shall consider it necessary or desirable that any matter be proved or established, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by an Officers' Certificate; provided, however, that the Trustees, or such agent, representative, expert or counsel, may require such further and additional evidence and make such further investigation as it or they may consider reasonable; and

          (d) the Trustees may consult with counsel and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered hereunder in good faith and in accordance with such advice or Opinion of Counsel; and


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                                                                              72


          (e) the Trustees shall not be liable with respect to any action taken or omitted to be taken by them in good faith in accordance with any direction or request of a holder or holders of the Notes with which the Trustees are required by the provisions hereof to comply; and

          (f) the Trustees shall not be liable for any error of judgment made in good faith by an officer of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (g) neither the Trustee nor the Individual Trustee shall be deemed to have knowledge of any Default or Event of Default unless and until in the case of the Trustee an officer in its Corporate Trust Department, or, in the case of the Individual Trustee, the Individual Trustee, shall have actual knowledge thereof or have received written advice thereof from any Obligator or the holder of a Note; and

          (h) whether or not an Event of Default shall have occurred, the Trustees shall not be under any obligation to take any action under this Indenture (including action under section 3.9 and section 6.19 hereof) which may involve them in any expense or liability, the payment of which within a reasonable time is not, in their reasonable opinion, assured by the security afforded to them by the terms of this Indenture, unless and until requested in writing so to do by one or more of the Initial Purchasers or the Required Holders and furnished, from time to time as the Trustees may require, with reasonable security and indemnity; and

          (i) whether or not an Event of Default shall have occurred whenever it is provided in this Indenture that the Trustees consent to any act or omission by any person or that the Trustees exercise their discretion in any manner, the Trustees shall seek the written approval of the Required Holders and, unless written evidence of such acquiescence has been received by the Trustees, they shall be fully justified in refusing so to consent or so to exercise their discretion;

          (j) prior to entering or taking possession of, or taking any other action with respect to any Land Parcel, the Trustees may require assurance in the form of an Opinion of Counsel or otherwise that no liability under any law





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                                                                              73



pertaining to hazardous substances will be imposed upon either of them as a result of such action; and

          (k) when acting in good faith, the Trustees shall not be liable for any action or omission on the part of the Trustees in compliance with the provisions of the Intercreditor Agreement.

          Section 7.3. No Responsibility of Trustees for Recitals. The recitals and statements contained herein and in the Notes (except for the Trustee's, certificate of authentication endorsed on the Notes) shall be taken as the recitals and statements of the Obligors, and the Trustees assume no responsibility for the correctness of the same.

          The Trustees make no representation as to the validity or sufficiency of this Indenture, any of the Mortgages, any of the Pledge Agreements or of the Notes secured hereby or thereby, the security hereby or thereby afforded, the title of any Obligor to the Mortgaged Property or the descriptions thereof, or the filing or recording or registering of this Indenture, the Mortgages, the Pledge Agreements or any other related document.

          The Trustees shall not be concerned with or accountable to anyone for the use or application of any deposited moneys which shall be released or withdrawn in accordance with the provisions of this Indenture or of any Property or securities or the proceeds thereof which shall be released from the lien hereof in accordance with the provisions of this Indenture.

          Section 7.4. Compensation and Expenses of Trustees; Indemnification; Lien Therefor. The Obligors covenant, jointly and severally, to pay to the Trustees such compensation for their services hereunder as shall be agreed to by the Obligors and the Trustees, or, in the absence of such agreement, reasonable compensation therefor (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and to pay, or reimburse, the Trustees for all reasonable expenses incurred hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Trustees may employ in connection with the exercise and performance of their powers and duties hereunder.

          The Obligors also covenant, jointly and severally, that they will indemnify and save the Trustees, their agents, employees and representatives, harmless against any expenses (including reasonable attorneys' fees), liabilities and damages, not arising from their own willful default or




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                                                                              74

negligence, which they or any of them may incur in the exercise and performance of their rights, powers, trusts, duties and obligations hereunder.

          As security for the performance of the obligations of the Obligors under this section 7.4, the Trustees shall be secured hereby in priority to the indebtedness evidenced by the Notes.

          Section 7.5. Moneys Received by Trustees; Trust Funds - Segregation. All moneys received by the Trustees under or pursuant to any provision of this Indenture shall constitute trust funds for the purpose for which they were paid or are held, but need not be segregated in any manner from other moneys, and may be held or deposited under such conditions as may be prescribed by law for trust funds.

          Section 7.6. Trustee May Hold Notes. The Trustee or any officer or director of the Trustee may acquire and hold Notes, offset funds or deposits with it other than funds held by it as Trustee and otherwise deal with any Obligors or with any other corporation having relations with the Obligor, in the same manner and to the same extent and with like effect as though it were not Trustee or such officer or director; provided that nothing contained in this section 7.6 shall be deemed to modify, amend or waive any of the duties and obligations of the Trustee to the holders of the Notes as set forth in this Indenture.

          Section 7.7. Action by Individual Trustee. The Individual Trustee shall act as and be such upon the following terms and conditions:

          (a) Subject to the provisions of section 7.17, all rights, powers, duties and obligations conferred or imposed upon the Trustees shall be conferred or imposed solely upon and solely exercised and performed by the Trustee except as expressly provided otherwise in this Indenture and except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by the Individual Trustee.

          (b) No power granted by this Indenture to, or which this Indenture provides may be exercised by, the Individual Trustee shall be exercised by the Individual Trustee except jointly with, or with the consent in writing of, the Trustee, anything herein contained to the contrary notwithstanding.

          (c) The Individual Trustee may at any time by an instrument in writing, constitute the Trustee or its successor in trust hereunder his agent or attorney-in-fact, with full power and authority, to the extent which may be permitted by law, to do any and all acts and things and exercise any and all discretion which he authorized or permitted to do or exercise, for and in his behalf and in his name.

          Section 7.8. Resignation of Trustee. The Trustee may resign and be discharged from the trusts created hereby by delivering notice thereof, by first class mail, postage prepaid, to the Company and all holders of the Notes at the time outstanding.

          Such resignation shall take effect immediately upon the acceptance of appointment by a successor Trustee appointed as provided in section 7.10.

          Section 7.9. Removal of Trustee. The Trustee may be removed at any time, for or without cause, by an instrument or instruments in writing executed by the Required Holders and delivered to the Trustee with a copy to the Company, specifying the removal and the date when it shall take effect and such removal shall be effective upon such date and the Trustee's duties and obligations hereunder shall thereupon cease except as specified in section 7.11 hereof.

          Section 7.10. Appointment of Successor Trustee. In case at any time the Trustee shall resign or be removed or become incapable of acting, a successor Trustee may be appointed by the Required Holders, by an instrument or instruments in writing executed by such Noteholders and filed with such successor Trustee with a copy of such instrument or instruments to the Company.

          Until a successor Trustee shall be so appointed by the Noteholders, the Company shall appoint a successor Trustee to fill such vacancy, by an instrument in writing executed by the President and any Vice President of the Obligor and delivered to the successor Trustee. If all or substantially all of the Mortgaged Property shall be in the possession of one or more receiver, trustees, liquidators or assignees for the benefit of creditors, then such receivers, trustees, custodians, liquidators or assignees may, by an instrument in writing delivered to the successor Trustee, appoint a successor Trustee. Promptly after any such appointment, the Company, or any such receiver, trustees, custodians, liquidators or assignees, as the case may be, shall give



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                                                                              76

notice thereof by registered or certified mail to each holder of Notes at the time outstanding.

          Any successor Trustee so appointed by the Company, or such receiver, trustees, custodians, liquidators or assignees shall immediately and without further act be superseded by a successor Trustee appointed by the Required Holders.

          If a successor Trustee shall not be appointed pursuant to this Section within 90 days after a vacancy shall have occurred in the office of Trustee, the holder of any Senior Secured Note or such retiring Trustee (unless the retiring Trustee is being removed) may apply to any court of competent jurisdiction to appoint a successor Trustee, and such court may thereupon, after such notice, if any, as it may consider proper, appoint a successor Trustee.

          Section 7.11. Succession of Successor Trustee. Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Obligors and the predecessor Trustee an instrument accepting such appointment, and thereupon such successor Trustee, without any further act, deed, conveyance or transfer, shall become vested with the title to the Trust Estate, and with all the rights, power, trusts, duties and obligations of the predecessor Trustee in the trust hereunder, with like effect as if originally named as Trustee herein.

          Upon the request of any such successor Trustee, however, the Obligors and the predecessor Trustee shall execute and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Trustee the title to the Trust Estate and all such rights, power, trusts, duties and obligations of the predecessor Trustee hereunder, and the predecessor Trustee shall also assign and deliver to the successor Trustee any property subject to the Lien of this Indenture which may then be in its possession.

          Any Trustee which has resigned or been removed shall nevertheless retain all rights of indemnity, including any Lien upon the Trust Estate afforded to it by section 7.4.

          Section 7.12. Eligibility of Trustee. The Trustee and every successor Trustee shall be a state or national Bank or trust company in good standing, organized under the laws of the United States of America or any State thereof and having a capital, surplus and undivided profits aggregating at least section 500,000,000.

          In case the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in section 7.8.

          Section 7.13. Successor Trustee by Merger. Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, or state or national Bank or trust company in any manner succeeding to the corporate trust business of the Trustee as a whole or substantially as a whole, if eligible as provided in section 7.12, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything to the contrary contained herein notwithstanding.

          Section 7.14. Resignation of Individual Trustee. The Individual Trustee or any of his successors may resign and may be discharged of the trusts created by this Indenture by giving written notice thereof to the Company and to the Trustee.

          Such resignation shall take effect immediately upon the acceptance of appointment by a Person succeeding to the office of Individual Trustee appointed by the Trustee or by the Required Holders as provided in section 7.16.

          Section 7.15. Removal of Individual Trustee. The Individual Trustee or any of his successors may be removed at any time by the Required Holders or by the Trustee, by delivery of a notice of such removal to the Individual Trustee, to the Company, and in the case of removal by such holders, to the Trustee, signed by such holders or the Trustee, as the case may be and such removal shall be effective upon the date specified in such notice and the Individual Trustee's duties and obligations hereunder shall thereupon cease except as specified in section 7.17 thereof.

          Section 7.16. Appointment of Successor to Individual Trustee. If at any time the Individual Trustee or any of his successors shall die, resign or be removed or otherwise become incapable of acting, or if for any reason the office of Individual Trustee shall become vacant, a successor to the Individual Trustee shall forthwith be appointed by the Trustee or, in the event that the Trustee shall fail to make such appointment within 60 days after the occurrence of such death, resignation, removal, incapacity or vacancy, by the Required Holders by an instrument signed by the Trustee or by such holders.



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                                                                              78


          Section 7.17. Succession of Successor to Individual Trustee. Any Person appointed as a successor to the Individual Trustee shall execute, acknowledge and deliver to his predecessor, to the Trustee and to the Obligors, an instrument accepting such appointment hereunder, and thereupon such Person without any further act, deed or conveyance shall become vested with all the estates, Properties, rights, powers, duties and trusts of his predecessor in the trusts hereunder with like effect as if originally named as Individual Trustee herein; but nevertheless, on the written request of the Obligors or of the Trustee or of the Individual Trustee, the predecessor shall execute and deliver an instrument transferring to the Individual Trustee, upon the trusts expressed in this Indenture, all the estates, Properties, rights, powers and trusts granted to him by this Indenture and shall duly assign, transfer, deliver and pay over to the Individual Trustee any Property and money subject to the Lien of this Indenture held by such predecessor. Should any instrument in writing from the Obligors or from the Trustee be required by any Person who becomes the Individual Trustee for more fully and certainly vesting in and confirming to such Individual Trustee such estates, properties, rights, powers and trusts, then, on request, any and all such instruments in writing shall be made, executed, acknowledged and delivered by the Obligors and/or the Trustee.

          Any Individual Trustee which has resigned or been removed shall nevertheless retain all rights of indemnity, including any Lien upon the Mortgaged Property afforded to him by section 7.4.

SECTION 8. SUPPLEMENTAL INDENTURE; WAIVERS.

          Section 8.1. Supplemental Indentures Without Noteholders' Consent. The Obligors, when authorized by resolutions of their Boards of Directors, and the Trustees from time to time and at any time, subject to the restrictions in this Indenture contained, may, without consent of the holders of the Note, enter into an indenture or indentures supplemental hereto and which thereafter shall form a part hereof for any one or more or all of the following purpose:

          (a) to add to the covenants and agreements to be observed by, and to surrender any right or power reserved to or conferred upon, the Obligors;





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                                                                              79


          (b) to evidence the succession of another corporation to any Obligor, or successive successions, and the assumption by the successor corporation to the covenants, agreements and obligations of any Obligors; provided that any such succession and assumption is permitted by the terms of this Indenture;

          (c) to subject to the Lien of this Indenture additional Property hereafter acquired by any Obligor or others and intended to be subjected to the Lien of the Indenture, and to correct or amplify the description of any Property subject to the Lien of this Indentures; or

          (d) to permit the qualification of this Indenture under the Trust Indenture Act of 1939, as amended, or any similar Federal statute hereafter in effect, except that nothing herein contained shall permit or authorize the inclusion of to provisions referred to in Section 316(a)(2) of said Trust Indenture Act of 1939 or any corresponding provision in any similar Federal statute hereafter in effect;

and the Obligors covenant to perform all requirements of any such supplemental indenture. No restriction or obligation imposed upon the Obligor may, except as otherwise provided in this Indenture, be waived or modified by such supplemental indentures, or otherwise.

          Section 8.2. Waivers and Consents by Noteholders; Supplemental Indentures With Noteholders' Consent. With the written consent of the Required Holders, (a) the Obligors may take any action prohibited, or omit the taking of any action required, by any of the provisions of this Indenture or any indenture supplemented hereto, or (b) the Obligors, when authorized by resolutions of their respective Boards of Directors, and the Trustees, may enter into an indenture or indentures supplemental hereto for the purpose of adding, changing, or eliminating any provisions of this Indenture or of any indenture supplemental hereto or modifying in any manner the rights and obligations of the holders of the Notes and the Obligors; provided that without the consent of the holder of each Note, no such supplemental indenture shall:

          (i) impair or affect the right of any holder to receive payments or prepayments of the principal of and payments of the interest and premium, if any, on its Note, as therein and herein provided; or

          (ii) permit the creation of any Lien prior to, or on a parity with, the Lien of this Indenture, any of the Mortgages and any of the Pledge Agreements with respect to any of the Mortgaged Property; or


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                                                                              80


          (iii) deprive any holder of the Notes of the benefit of the Lien of this Indenture upon all or any part of the Mortgaged Property; or

          (iv) reduce the aforesaid percentage of the aggregate principal amount of Notes, the holders of which are required to consent to any such waiver or supplemental indenture pursuant to this Section; or

          (v) modify the rights, duties or immunities of the Trustee or the Individual Trustee without its consent.

Provided, nevertheless, that no such supplemental indenture shall modify the duties of the Trustee or Individual Trustee without its consent.

          Section 8.3. Solicitation of Noteholders. The Obligors covenant and agree that they will not solicit, request or negotiate for or with respect to any proposed waiver, consent or amendment of any of the provisions of this Indenture or the Notes unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this section 8.3 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. The Obligors will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of the Notes as consideration for or as an inducement to the entering into by any holder of the Notes of any waiver, consent or amendment of any of the terms and provisions of this Indenture or the Notes unless such remuneration is concurrently paid, or such security is granted, on the same terms, ratably to the holders of all of the Notes outstanding.

          Provided, nevertheless, that no such supplemental indenture shall modify the duties of the Trustee or Individual Trustee without its consent.

          Section 8.4. Opinion of Counsel Conclusive as to Supplemental Indenture. The Trustees are hereby authorized to join with the Obligors in the execution of any such supplemental indenture authorized or permitted by the terms of this Indenture to make the further agreements and stipulations which may be therein contained, and the Trustees may, as a condition precedent to their execution of any supplemented indenture, require delivery of an Opinion of Counsel and an Officers' Certificate as conclusive evidence that any supplemental indenture executed pursuant to the provision of this section 8 complies with the requirements of this section 8.

SECTION 9. ACTION BY NOTEHOLDERS.

          Section 9.1. Evidence of Action by Noteholders. Whenever in this Indenture, the Pledge Agreements or the Mortgages it is provided that the holders of a specified percentage in aggregate principal amount of the Note may take any action (including the making of any demand or request, the giving of any notice, approval, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by holders of the Notes in person or by attorney or proxy appointed in writing.

          Section 9.2. Noteholders' Execution of Instruments; Proof of Holdings. The fact and date of the execution of any instrument by a holder of the Notes or his attorney or proxy may be proved by the certificate under his official seal of any notary public or other officer in any jurisdiction who, by the laws thereof, has power to take acknowledgements or proof of deeds to be recorded within such jurisdiction, that the Person who signed such instrument did acknowledge before such notary public or other officer the execution thereof, or by the affidavit of a witness to such execution; where such execution is by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership such certificate or affidavit shall also constitute sufficient proof of his authority.

          The holding by any Person of any of the Notes shall be proved by the Register.

SECTION 10. SUBORDINATION OF THE SUBORDINATED SECURED NOTES.

          Each Purchaser of Subordinated Secured Notes and each subsequent holder thereof agrees that all of the indebtedness evidenced by and accruing on or in respect of the Subordinated Secured Notes (whether for principal, premium, Yield-Maintenance Premium, if any, interest or otherwise) and any renewals or extensions thereof, all obligation to purchase, redeem or otherwise acquire the Subordinated Secured Notes, together with all other amounts (including all reasonable attorneys fees and other costs of collection or enforcement) to which the Purchasers or holders of the Subordinated Secured Notes are or may be entitled under the terms and provisions of this Indenture or any related security documents shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the Superior Indebtedness:

          (a) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization, arrangement or other similar proceedings in connection therewith, relative to the Company or to its creditors, as such, or to its property, and in the event of any proceedings, for voluntary liquidation, dissolution or other winding-up of the Company, whether or not involving insolvency or bankruptcy, then the holders of Superior Indebtedness shall be entitled to receive payment in full of all Superior Indebtedness before the holders of the Subordinated Secured Notes are entitled to receive any payment on the Subordinated Secured Notes, and to that end the holders of Superior Indebtedness shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of the Subordinated Secured Notes, except securities which are subordinate and junior in right of payment, pursuant to subordination provision which are no less favorable to the holders of Superior Indebtedness than the provisions contained in this section 10, to the payment of all Superior Indebtedness then outstanding;

          (b) In the event that pursuant to the provisions of this Indenture the Subordinated Secured Notes are declared or become due and payable before their expressed maturity because of the occurrence of an Event of Default as described in section 6.1 (under circumstances when the provisions of the foregoing paragraph (a) shall not be applicable), no amount shall be paid by the Obligors or the Trustee in respect of the Subordinated Secured Notes in excess of current interest payments as provided in this Indenture, except at the stated maturity thereof or in accordance with the regular mandatory prepayments provided for in section 5.2(b) (all subject to the provisions of paragraphs (a), (c) and (d) of this section 18), nor shall any holder of the Subordinated Secured Notes commence enforcement of its remedies with respect to such excess amounts unless and until all Superior Indebtedness outstanding at the time the Subordinated Secured Notes so become due and payable because of any such event shall have been paid in full or payment thereof shall have been provided for in a manner satisfactory to the holders of such outstanding Superior Indebtedness;

          (c) In the event that any monetary default shall occur and be continuing with respect to any Superior Indebtedness permitting the holders of such Superior Indebtedness to accelerate the maturity thereof, the holders of the Subordinated Secured Notes shall not be entitled to receive any payment thereon (including any such payment which would cause such default) unless payment in full shall have been made of all Superior Indebtedness. The Company and the Trustee, forthwith upon receiving notice of any such default, shall notify the holders of the Subordinated Secured Notes immediately;

          (d) In the event that any default (other than a monetary default) shall occur and be continuing with respect to any Superior Indebtedness permitting the holders of such Superior Indebtedness to accelerate the maturity thereof, the holders of the Subordinated Secured Notes shall not be entitled to receive any payment thereon unless payment in full shall have been made of all Superior Indebtedness if either (i) notice of such default, in writing or by telegram, shall have been given to the Company and the Trustee, provided that the holders of such Superior Indebtedness shall have commenced judicial proceedings or enforcement of their non-judicial remedies as a secured party under Article 9 of the Uniform Commercial Code or as a mortgagee or trustee under applicable real estate law in respect of such default within 120 days after the giving of such notice, and provided further that only one such notice shall be given pursuant to this paragraph (d) in any 12-month period, or (ii) proceeding shall be pending in respect of such default. The Company and the Trustee, forthwith upon receipt of any notice received by it pursuant to this paragraph (d), shall send a copy thereof by registered mail or by telegram to the holders of the Subordinated Secured Notes; and

          (e) In the event any payment or distribution of any kind or character, whether in cash, property or securities, shall be made upon or in respect of any


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                                                                              84


Subordinated  Secured Note in  contravention  of any of the  provisions  of this section 10 (it being understood that the failure by the holder of any Subordinated Secured Note to receive notice of any default on any Superior Indebtedness shall not abrogate any of the provision of this section 10) such payment or distribution shall be held in trust and paid over by the holder or holders of the Subordinated Secured Notes receiving the same to the holders of outstanding Superior Indebtedness for application in payment thereof, unless and until such Superior Indebtedness shall have been paid or satisfied in full.

          Subject to the prior payment in full of all Superior Indebtedness and to the extent that such payment is not voided and required to be returned as a result of any bankruptcy, insolvency or similar proceeding of the Company, the holders of the Subordinated Secured Notes shall be subrogated to the rights of the holder of the Superior Indebtedness to receive payments or distributions of the assets of any Obligor made on account of the Superior Indebtedness until all amounts of principal, premium and interest due with respect to the Subordinated Secured Notes shall be paid in full. For purposes of such subrogation, all such payments or distributions made directly to the holders of Superior Indebtedness or turned over thereto by the holders of the Subordinated Secured Notes which, but for the provisions of this section 10 would have been paid to or retained by the holders of the Subordinated Secured Notes, shall be deemed to be payments or distributions by the Obligor on account of the Subordinated Secured Notes and not on account of the Superior Indebtedness.

          No present or future holder of Superior Indebtedness shall be prejudiced in his right to enforce subordination of the Subordinated Secured Notes by any act or failure to act on the part of any Obligor. The provisions of this section 10 are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand and the holders of the Subordinated Secured Notes on the other hand and nothing herein shall impair as between any Obligor and the holders of the Subordinated Secured Notes the obligation of the Obligors, which is unconditional and absolute, to pay to the holders the principal, premium, if any, and interest thereon in accordance with their terms, nor shall anything herein prevent the holders of the Subordinated Secured Notes from exercising all remedies otherwise permitted by applicable law or under this Agreement upon default under this Indenture, subject to the rights it any, under this Indenture of holders of Superior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the holders of the Subordinated Secured Notes from the Company or any of its Subsidiaries, from any of their assets or from any other source.

          For purposes of this section 10, the Superior Indebtedness shall not be deemed to have been paid or satisfied "in full" until the holders of the Superior Indebtedness shall have received final, irrevocable and unconditional payment of all outstanding Superior Indebtedness in full in cash which payment shall have been retained by such holders for a period of time one day in excess of all preference periods under applicable bankruptcy or insolvency laws.

          The Company agrees, for the benefit of the holders of Superior Indebtedness, that in the event that the Subordinated Secured Notes shall become due and payable before their expressed maturity because of the occurrence of an Event of Default as described in section 6.1 the Company will give prompt notice in writing of such happening to the holders of Superior Indebtedness.

          Each and every holder of the Subordinated Secured Notes by acceptance thereof shall undertake and agree for the benefit of each holder of Superior Indebtedness to execute, verify, deliver and file any proofs of claim, consents, assignments or other instruments which any holder of Superior Indebtedness may at any time require in order to prove and realize upon any rights or claims pertaining to the Subordinated Secured Notes and to effectuate the full benefit of the subordination contained herein; and upon failure of any such holder of any of the Subordinated Secured Notes so to do, any such holder of Superior Indebtedness shall be deemed to be irrevocably appointed the agent and attorney-in-fact of such holder of Subordinated Secured Notes to execute, verify, deliver and file any such proofs of claim, consents, assignments or other instruments.

          Each holder on the Subordinated Secured Notes, the Trustee and each Obligor further agree that the provisions of this section 10 will not be amended, rescinded, cancelled or modified without the prior consent written consent of each holder of any Superior Indebtedness.

SECTION 11. TERMINATION OF INDENTURE.

          Section 11.1. Termination of Indenture. If the Obligors shall pay and discharge the whole amount of the principal or premium it any, and interest on all Notes outstanding and shall pay or cause to be paid all other sums payable


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                                                                              86


hereunder, then and in that case all Property, rights and interests hereby conveyed or assigned or pledged shall revert to the Obligors, and the estate, right, title and interest of the Trustees and the holders of the Notes therein shall thereupon cease, terminate and become void; and the Trustees, in such case, on demand of the Obligors and at their cost and expense, shall execute and deliver to the Obligors a proper instrument or proper instruments acknowledging the satisfaction and termination of this Indenture, and shall convey, assign and transfer, or cause to be conveyed, assigned or transferred, and shall deliver or cause to be delivered, to the Obligors, all Property, including money and securities, then held by the Trustees, other than moneys deposited with the Trustee for the payment of the principal of and premium, if any, or interest on any Notes.

          The  indemnities of the Obligors to the Trustees  contained in section
7.4 shall survive such payment and discharge of the Notes and such satisfaction and termination of this Indenture.

          Section 11.2. Trustee's Retention of Moneys Deposited for Payment of Notes. Payment of the Notes being so duly provided for, the Obligors shall not be required to pay interest in respect of any period after the due date thereof to any holder of Notes, and moneys deposited for the payment of principal or interest or for prepayment, or otherwise, remaining unclaimed in the possession of the Trustee for six years after the date of the maturity of the Notes or the date fixed for the prepayment of the Notes, as the case may be, shall be repaid to the Obligors upon their request and holders of such Notes shall thereafter be entitled to look only to the Obligors for payment thereof.

SECTION 12. MISCELLANEOUS PROVISIONS.

          Section 12.1. Indenture for Benefit of Parties Hereto. Nothing in this Indenture, expressed or implied, is intended or shall be construed to confer upon or to give to, any Person other than the parties hereto, and the holders of the Notes, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof; and the covenants, stipulations and agreements in this Indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and the holders of the Notes.

          Section 12.2. Severability. In case any one or more of the provisions contained in this Indenture or in the Notes shall be invalid, illegal or unenforceable in any



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                                                                              87

respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

          Section 12.3. Basis of Opinions of Counsel and Certificates. Any Opinion of Counsel required to be furnished pursuant to any of the provisions of this Indenture may, in lieu of stating the facts required by the provision hereof, state that the required condition will be fulfilled on the execution and delivery of designated instruments, which instruments shall be delivered in form approved by such counsel prior to or concurrently with the taking or suffering by the Trustee of the action as a condition precedent to which such opinion is required to be furnished under the terms of this Indenture.

          Any certificate or opinion of an officer of an Obligor or an accountant may be based, insofar as it relates to legal matters, upon a certificate or opinion of or upon representations by counsel, unless such officer or accountant knows that the certificates or opinions or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous.

          Any certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, or information with respect to which is in the possession of an Obligor, upon the certificate or opinion of or representations by an officer or officers of such Obligor unless such counsel knows that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous.

          Sections 12.4. Addresses for Notices. All notices or other communications required or contemplated by the provisions hereof shall, unless otherwise specified, be in writing and shall be deemed to have been given or made on the fifth Business Day after deposit thereof in the United States mail, by registered or certified mail, postage prepaid, or when received if delivered by hand or sent by facsimile communication or overnight courier the receipt of which is confirmed, addressed as follows:

          If to the Obligors:                Ramsay Health Care, Inc.
                                             One Poydras Plaza
                                             639 Loyola Avenue, Suite 1400
                                             New Orleans, Louisiana 70113

                                             Attention: Chief Financial
                                                        Officer
                                             Fax:  (504) 585-0506
                                             Telephone: (504) 525-2505

         If to the Trustees:                 The Citizens and Southern National
                                             Bank
                                             33 North Avenue, N.E., Suite 700
                                             Atlanta, Georgia 30308
                                             Attention: Corporate Trust
                                                        Department
                                             Fax:  (404) 897-3142
                                             Telephone: (404) 897-3147

          If to any Noteholder at its address set forth in the Register.

          Any party may designate an additional or different address for subsequent notices or communications by notice duly given in accordance with this section 12.4 to the other parties. So long as an Initial Purchaser (or any nominee thereof) shall be the holder of a Note, all notices to such holder shall be made in the manner provided in its Note Agreement unless it shall have specified some additional or different address by notice given in accordance with the preceding sentence.

          If the Obligors or the Trustees mail a notice to the holders of the Notes, they shall mail a copy to the other party hereto at the same time.

          Section 12.5. Successors and Assigns. Whenever in this Indenture any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all the covenants, promises and agreements in this Indenture contained by or on behalf of the Obligors, or by or on behalf of the Trustees, shall bind and inure to the benefit of the respective successors and assigns, whether so expressed or not.

          Section 12.6. Counterparts; Descriptive Headings. This Indenture is being executed in any number of counterparts, each of which is an original and all of which are identical. Each counterpart of this Indenture is to be deemed an original hereof and all counterparts collectively are to be deemed but one instrument. The descriptive headings of the several Sections of and Exhibits to this Indenture were formulated, used and inserted in this Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

          Section 12.7. GOVERNING LAW. THIS INDENTURE AND THE NOTES ISSUED AND SOLD HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH ILLINOIS LAW.

          IN WITNESS WHEREOF, each Obligor has caused the Indenture to be executed on its behalf by its President and attested by its Assistant Secretary; and THE CITIZENS AND SOUTHERN NATIONAL BANK, in evidence of its acceptance of the trusts hereby created, has caused this Indenture to be executed on its behalf by one of its Corporate Trust Officers and attested by one of its Senior Vice Presidents, and Susan L. Adams in token of her acceptance of the trusts hereby created, has hereunto set her hand, all as of the date first above written.


                                                  RAMSAY HEALTH CARE, INC.


                                                  By:__________________________
                                                     Its President

ATTEST:


_______________________
Assistant Secretary

                                                  BOUNTIFUL PSYCHIATRIC
                                                  HOSPITAL, INC.


                                                  By:__________________________
                                                     Its President

ATTEST:


_______________________
Assistant Secretary


                                                  CUMBERLAND MENTAL HEALTH, INC.


                                                  By:__________________________
                                                     Its President

ATTEST:

________________________
Assistant Secretary

                                                  EAST CAROLINA PSYCHIATRIC
                                                  SERVICE CORPORATION


                                                  By:__________________________
                                                     Its President

ATTEST:


________________________
Assistant Secretary

                                                  HAVENWYCK HOSPITAL, INC.


                                                  By:__________________________
                                                     Its President

ATTEST:


________________________
Assistant Secretary

                                                  MESA PSYCHIATRIC HOSPITAL,
                                                  INC.


                                                  By:__________________________
                                                     Its President

ATTEST:


________________________
Assistant Secretary


                                                  PSYCHIATRIC INSTITUTE OF WEST
                                                        VIRGINIA, INC.


                                                  By:__________________________
                                                     Its President

ATTEST:

________________________
Assistant Secretary

                                                  THE CITIZENS AND SOUTHERN
                                                  NATIONAL BANK, as Corporate
                                                  Trustee


                                                  By:__________________________
                                                     Its Corporate Trust Officer

ATTEST:


________________________
Senior Vice President

                                                  _____________________________
                                                          Susan L. Adams,
                                                      As Individual Trustee

STATE OF ILLINOIS                  )
                                   ) SS
COUNTY OF COOK                     )


          On this 26th day of April, 1990, before me, Joyce E. Honkisz, a Notary Public, personally appeared Ralph J. Watts, who acknowledges himself to be the President of Ramsay Health Care, Inc., a Delaware corporation, and that he, as such President, being authorized so to do executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as President.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                  _____________________________
                                                          Notary Public

(Notarial Seal)




STATE OF ILLINOIS                  )
                                   )SS
COUNTY OF COOK                     )


          On this 26th day of April, 1990, before me, Joyce E. Honkisz, a Notary Public, personally appeared Ralph J. Watts, who acknowledges himself to be the President of Bountiful Psychiatric Hospital, Inc., a Utah corporation, and that he, as such President, being authorized so to do executed the foregoing instrument for the purposes therein contained, by signing the name of the Corporation by himself as President.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                   ____________________________
                                                           Notary Public

(Notarial Seal)

                                    EXHIBIT A
                              (To Trust Indenture)







                            RAMSAY HEALTH CARE, INC.
                      BOUNTIFUL PSYCHIATRIC HOSPITAL, INC.
                         CUMBERLAND MENTAL HEALTH, INC.
                 EAST CAROLINA PSYCHIATRIC SERVICES CORPORATION
                            HAVENWYCK HOSPITAL, INC.
                         MESA PSYCHIATRIC HOSPITAL INC.
                                       and
                  PSYCHIATRIC INSTITUTE OF WEST VIRGINIA, INC.
                            11.6% Senior Secured Note
                               Due March 31, 2000

No. RA-                                                             April_, 1990

$

          RAMSAY HEALTH CARE, INC., a Delaware corporation (the "Company"), BOUNTIFUL PSYCHIATRIC HOSPITAL, INC., a Utah corporation ("Bountiful Psychiatric") CUMBERLAND MENTAL HEALTH, INC., a North Carolina corporation ("Cumberland"), EAST CAROLINA PSYCHIATRIC SERVICES CORPORATION, a North Carolina corporation ("East Carolina Psychiatric"), HAVENWYCK HOSPITAL, INC., a Michigan corporation ("Havenwyck"), MESA PSYCHIATRIC HOSPITAL, INC., an Arizona corporation (MESA Psychiatric"), and PSYCHIATRIC INSTITUTE OF WEST VIRGINIA, INC. a Virginia corporation ("Psychiatric Institute"; together with the Company, Bountiful Psychiatric, Cumberland, East Carolina Psychiatric, Havenwyck and Mesa Psychiatric collectively being hereinafter referred to as the "Obligors"), for value received jointly and severally promise to pay to together with interest or registered assigns
                     on the thirty-first day of March, 2000
                              the principal sum of

                                                            DOLLARS ($         )

(in each case computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon until maturity at the rate at 11.6% per annum, payable quarterly on March 31, June 30, September 30 and December 31 in each year (commencing June 30, 1990), and at maturity.

          The Obligors further promise to pay interest at a rate equal to the greater of (i) 13.6% per annum and (ii) the sum of the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate plus 1% on overdue principal, premium, if any, and (to the extent legally enforceable) upon each overdue installment of interest in each case after maturity, whether by acceleration or otherwise, until paid.

          All payments of principal, premium, if any, and interest shall be payable upon presentation of this Note at the principal office of The Citizens and Southern National Bank (the "Trustee"), located at 33 North Avenue, N.E., Suite 700, Atlanta, Georgia 30308, the corporate trustee under the Trust Indenture dated as of March 31, 1990 (herein, together with any supplements and amendments thereto, called the "Indenture"), from the Obligors to the Trustee and Susan L. Adams, as Trustees, or at the office of its successor as such Trustee, in lawful money in the United States of America.

          This Note is one of the $56,500,000 aggregate principal amount of 11.6% Senior Secured Notes of the Obligors (the "Senior Secured Notes") which, together with the Obligors' $3,000,000 aggregate principal amount of 15.6% Subordinated Secured Notes (the "Subordinated Secured Notes"), are secured by the Indenture. Reference is hereby made to the Indenture for a description of the property thereby mortgaged, conveyed, assigned, affected and specially hypothecated, the nature and extent of the security for the Senior Secured Notes and Subordinated Secured Notes (the "Notes"), the rights of the holders of the Notes, the Trustees and the Obligors in respect of such security and otherwise and the terms upon which the Notes are to be authenticated and delivered. As provided in the Indenture, the aggregate principal amount of Notes which may be issued thereunder shall not exceed $59,500,000.

          This Note and the other Notes outstanding under the Indenture may be declared due prior to their expressed maturity dates, voluntary prepayments may be made thereon by the Obligors and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amount as provided in the Indenture.

          The terms and provisions of the Indenture and the rights and obligations of the Obligors and the rights of the holders of the Notes may be changed and modified to the extent permitted by and be provided in the Indenture.

          This Note is registered on the books of the Trustee and transferable only by surrender thereof at the principal office of the Trustee duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

          This Note shall not be valid until the certificate of authentication hereon shall have been signed by the Trustee.

           IN WITNESS WHEREOF, each Obligor has caused this Note to be duly executed.

                                                  RAMSAY HEALTH CARE, INC.


                                                  By:_______________________
                                                     Its President

ATTEST:


_____________________________
     Assistant Secretary

                                                  BOUNTIFUL PSYCHIATRIC
                                                  HOSPITAL, INC.


                                                  By:__________________________
                                                     Its President

ATTEST:


_____________________________
     Assistant Secretary


                                                  CUMBERLAND MENTAL HEALTH, INC.


                                                  By:__________________________
                                                     Its President

ATTEST:


_____________________________
     Assistant Secretary

                                                  EAST CAROLINA PSYCHIATRIC
                                                  SERVICE CORPORATION


                                                  By:__________________________
                                                     Its President

ATTEST:


_____________________________
     Assistant Secretary


                                                  HAVENWYCK HOSPITAL, INC.


                                                  By:__________________________
                                                     Its President

ATTEST:


_____________________________
     Assistant Secretary

                                                  MESA PSYCHIATRIC HOSPITAL,
                                                  INC.


                                                  By:__________________________
                                                     Its President

ATTEST:


_____________________________
     Assistant Secretary


                                                  PSYCHIATRIC INSTITUTE OF WEST
                                                        VIRGINIA, INC.


                                                  By:__________________________
                                                     Its President

ATTEST:


_____________________________
     Assistant Secretary

(TRUSTEES CERTIFICATE OF AUTHENTICATION)

          This note is one of the Notes described in the within mentioned Trust Indenture.

                                                       THE CITIZENS AND SOUTHERN
                                                         NATIONAL BANK, as
                                                         Trustee

                                                       By:______________________
                                                            Authorized Officer



                        NOTATION OF PAYMENTS OF PRINCIPAL


                    DATE                                       AMOUNT
              _______________                             _______________
              _______________                             _______________
              _______________                             _______________
              _______________                             _______________
              _______________                             _______________
              _______________                             _______________
              _______________                             _______________
              _______________                             _______________
              _______________                             _______________
              _______________                             _______________

                                    EXHIBIT B
                              (to Trust Indenture)







                            RAMSAY HEALTH CARE, INC.
                      BOUNTIFUL PSYCHIATRIC HOSPITAL, INC.
                         CUMBERLAND MENTAL HEALTH, INC.
                 EAST CAROLINA PSYCHIATRIC SERVICES CORPORATION
                            HAVENWYCK HOSPITAL, INC.
                         MESA PSYCHIATRIC HOSPITAL INC.
                                       and
                  PSYCHIATRIC INSTITUTE OF WEST VIRGINIA, INC.
                            15.6% Senior Secured Note
                               Due March 31, 2000

No. RB-                                                             April_, 1990

$

          RAMSAY HEALTH CARE, INC., a Delaware corporation (the "Company"), BOUNTIFUL PSYCHIATRIC HOSPITAL, INC., a Utah corporation ("Bountiful Psychiatric") CUMBERLAND MENTAL HEALTH, INC., a North Carolina corporation ("Cumberland"), EAST CAROLINA PSYCHIATRIC SERVICES CORPORATION, a North Carolina corporation ("East Carolina Psychiatric"), HAVENWYCK HOSPITAL, INC., a Michigan corporation ("Havenwyck"), MESA PSYCHIATRIC HOSPITAL, INC., an Arizona corporation (MESA Psychiatric"), and PSYCHIATRIC INSTITUTE OF WEST VIRGINIA, INC., a Virginia corporation ("Psychiatric Institute"; together with the Company, Bountiful Psychiatric, Cumberland, East Carolina Psychiatric, Havenwyck and Mesa Psychiatric collectively being hereinafter referred to as the "Obligors"), for value received jointly and severally promise to pay to or registered assigns
                     on the thirty-first day of March, 2000
                              the principal sum of

                                                            DOLLARS ($         )

together with interest (in each case computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon until maturity at the rate of 15.6% per annum, payable quarterly on March 31, June 30, September 30 and December 31 in each year (commencing June 30,
1990), and at maturity.

          The Obligors further promise to pay interest at a rate equal to the greater of (i) 17.6% per annum and (ii) the sum of the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate plus 1% on overdue principal, premium, if any, and (to the extent legally enforceable) upon each overdue installment of interest in each case after maturity, whether by acceleration or otherwise, until paid.

          All payments of principal, premium, if any, and interest shall be payable upon presentation of this Note at the principal office of The Citizens and Southern National Bank (the "Trustee"), located at 33 North Avenue, N.E., Suite 700, Atlanta, Georgia 30308, the corporate trustee under the Trust Indenture dated as of March 31, 1990 (herein, together with any supplements and amendments thereto, called the "Indenture"), from the Obligors to the Trustee and Susan L. Adams, as Trustees, or at the office of its successor as such Trustee, in lawful money in the United States of America.

          This Note is one of the $3,000,000 aggregate principal amount of 15.6% Subordinated Secured Notes of the Obligors (the "Subordinated Secured Notes") which, together with the Obligors' $56,500,000 aggregate principal amount of 11.6% Senior Secured Notes (the "Senior Secured Notes") are secured by the Indenture. Reference is hereby made to the Indenture for a description of the property thereby mortgaged, conveyed, assigned, affected and specially hypothecated, the nature and extent of the security for the Senior Secured Notes and Subordinated Secured Notes (the "Notes"), the rights of the holders of the Notes, the Trustees and the Obligors in respect of such security and otherwise and the terms upon which the Notes are to be authenticated and delivered. As provided in the Indenture, the aggregate principal amount of Notes which may be issued thereunder shall not exceed $59,500,000.

          All Subordinated Secured Notes issued under the Indenture are secured thereby and are entitled to the benefits thereof. As provided in section 10 of the Indenture, the rights of the holders of all Subordinated Secured Notes are subordinate and junior in certain respects to the prior rights of the holders of all Superior Indebtedness, including the right to receive payments thereon, and rights with respect to the Mortgaged Property mortgaged and pledged under the Indenture and any of the Mortgages. Reference is hereby made to the Indenture for a complete statement of the express terms and provisions thereof, including a description of the Property mortgaged and pledged thereunder as security for the Notes of the Obligors issued and outstanding under the Indenture.

          This Note and the other Notes outstanding under the Indenture may be declared due prior to their expressed maturity dates, voluntary prepayments may be made thereon by the Obligors and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Indenture.

          The terms and provisions of the Indenture and the rights and obligation of the Obligors and the rights of the holders of the Notes may be changed and modified to the extent permitted by and as provided in the Indenture.

          This Note is registered on the books of the Trustee and is transferable only by surrender thereof at the principal office of the Trustee duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

          This Note shall not be valid until the certificate of authentication hereon shall have been signed by the Trustee.

          IN WITNESS WHEREOF, each Obligor has caused this Note to be duly executed.


                                                  RAMSAY HEALTH CARE, INC.


                                                  By:__________________________
                                                     Its President

ATTEST:


____________________________
    Assistant Secretary


                                                  BOUNTIFUL PSYCHIATRIC
                                                    HOSPITAL, INC.


                                                  By:__________________________
                                                     Its President

ATTEST:


____________________________
    Assistant Secretary


                                                  CUMBERLAND MENTAL HEALTH, INC.


                                                  By:__________________________
                                                     Its President

ATTEST:


____________________________
    Assistant Secretary

                                                  EAST CAROLINA PSYCHIATRIC
                                                    SERVICES CORPORATION


                                                  By:__________________________
                                                     Its President

ATTEST:


____________________________
    Assistant Secretary


                                                  HAVENWYCK HOSPITAL, INC.


                                                  By:__________________________
                                                     Its President

ATTEST:


____________________________
    Assistant Secretary


                                                  MESA PSYCHIATRIC HOSPITAL,
                                                    INC.


                                                  By:__________________________
                                                     Its President

ATTEST:


____________________________
    Assistant Secretary


                                                  PSYCHIATRIC INSTITUTE OF WEST
                                                    VIRGINIA, INC.


                                                  By:__________________________
                                                     Its President

ATTEST:


_____________________________
     Assistant Secretary

                    (TRUSTEES CERTIFICATE OF AUTHENTICATION)


          This Note is one of the Notes described in the within mentioned Trust Indenture.


                                                  THE CITIZENS AND SOUTHERN
                                                    NATIONAL BANK, as
                                                    Trustee


                                                  By:__________________________
                                                       Authorized Officer



                        NOTATION OF PAYMENTS OF PRINCIPAL


                    DATE                                       AMOUNT
              ________________                            _______________
              _______________                             _______________
              _______________                             _______________
              _______________                             _______________
              _______________                             _______________
              _______________                             _______________
              _______________                             _______________
              _______________                             _______________
              _______________                             _______________
              _______________                             _______________